United States
                      Securities and Exchange Commission
                            Washington, D. C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|    Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to ss.240.14a-12

                          GENELABS TECHNOLOGIES, INC.
                          ---------------------------
               (Name of Registrant as Specified In Its Charter)
               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:
                      N/A
       (2)   Aggregate number of securities to which transaction applies:
                      N/A
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                      N/A
       (4)   Proposed maximum aggregate value of transaction:
                      N/A
       (5)   Total fee paid:
                      N/A
|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                      N/A
       (2) Form, Schedule or Registration Statement No.:
                      N/A
       (3)   Filing Party:
                      N/A
       (4)   Date Filed:
                      N/A

                                [GENELABS LOGO]












April 29, 2005

To our Shareholders:

         You are cordially invited to attend the 2005 annual meeting of the shareholders of Genelabs Technologies, Inc. The meeting will be held at Genelabs Technologies' principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063 on Tuesday, June 14, 2005, at 10:00 a.m. Pacific Daylight Time.

         At the meeting, you will be asked to elect five members to the Board of Directors, to authorize the Board of Directors to effect a reverse stock split of our of common stock in a ratio of one-for-five, to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005, to approve an amendment of our 2001 Stock Option Plan to, among other things, increase the number of shares we are authorized to issue under it and to approve an amendment to our 2001 Employee Stock Purchase Plan to increase the number of shares we are authorized to issue under it. These matters are described more fully in the proxy statement attached hereto and made a part hereof.

         I would like to thank you for your support as a Genelabs Technologies shareholder and urge you to please complete, date, sign and return the enclosed proxy as soon as possible. We look forward to seeing you at the meeting.


                                          Sincerely,



                                          James A.D. Smith
                                          President and Chief Executive Officer

                 --------------------------------------------
                      2005 ANNUAL MEETING OF SHAREHOLDERS
                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                            Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING...............................  1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS..........................  4
PROPOSAL 1:  ELECTION OF DIRECTORS...........................................  7
PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
             PUBLIC ACCOUNTING FIRM.......................................... 10
PROPOSAL 3:  AUTHORIZATION FOR THE BOARD OF DIRECTORS TO EFFECT A
             REVERSE STOCK SPLIT IN A RATIO OF ONE-FOR-FIVE.................. 11
PROPOSAL 4:  AMENDMENT OF 2001 STOCK OPTION PLAN............................. 16
PROPOSAL 5:  INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE 2001
             EMPLOYEE STOCK PURCHASE PLAN.................................... 22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............... 26
EXECUTIVE OFFICERS........................................................... 27
EXECUTIVE COMPENSATION AND OTHER INFORMATION................................. 29
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
  ON EXECUTIVE COMPENSATION.................................................. 33
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS...................... 37
PERFORMANCE MEASUREMENT COMPARISON........................................... 38
COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT.......................... 38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................... 39
OTHER BUSINESS............................................................... 39
ADDITIONAL INFORMATION....................................................... 39

                 --------------------------------------------

                          GENELABS TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           DATE:        TUESDAY, JUNE 14, 2005
                           TIME:        10:00 A.M. P.D.T.
                           PLACE:       505 PENOBSCOT DRIVE
                                        REDWOOD CITY, CALIFORNIA  94063

         NOTICE IS HEREBY GIVEN that the 2005 annual meeting of the shareholders of Genelabs Technologies, Inc., a California corporation, referred to as Genelabs or the Company, will be held at the place and time indicated above for the following purposes:

         1. ELECTION OF DIRECTORS. To elect five members to the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

         2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005;

         3. AUTHORIZATION FOR THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF ONE-FOR-FIVE. To authorize the board of directors to amend Genelabs' Amended and Restated Articles of Incorporation to effect a reverse stock split of Genelabs' common stock in a ratio of one-for-five, at any time until the 2006 annual meeting of shareholders;

         4. AMENDMENT OF OUR 2001 STOCK OPTION PLAN. To approve a proposed amendment of the Company's 2001 Stock Option Plan to, among other things, increase the number of shares of common stock reserved and available for issuance under such plan by 4,000,000 shares (or 800,000 shares if the proposed reverse stock split is implemented) for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended and the National Association of Securities Dealers, Inc. Rule 4350(i);

         5. AMENDMENT OF OUR 2001 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE. To approve a proposed amendment to the Company's 2001 Employee Stock Purchase Plan to increase the number of shares of common stock reserved and available for issuance under such plan by 2,000,000 shares (or 400,000 shares if the proposed reverse stock split is implemented) for purposes of Section 423 of the Internal Revenue Code of 1986, as amended; and

         6. OTHER BUSINESS. To transact other business that may properly come before the annual meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement that is attached and made a part hereof. The Board of Directors has fixed the close of business on Friday, April 22, 2005 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

         Whether or not you expect to attend the annual meeting in person, you are urged to please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                             By Order of the Board of Directors


                             Heather Criss Keller
                             Secretary

Redwood City, California
April 29, 2005

                          GENELABS TECHNOLOGIES, INC.
                              505 Penobscot Drive
                        Redwood City, California 94063

                                PROXY STATEMENT

         This Proxy Statement contains information relating to the Annual Meeting of Shareholders of Genelabs Technologies, Inc., a California corporation (the "Company", "Genelabs", "we or "us") to be held on June 14, 2005, beginning at 10:00 a.m. Pacific Daylight Time, at Genelabs' principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about May , 2005.

         QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

         At our Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

*the election of five members to the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

*to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005;

*to authorize the board of directors to amend Genelabs' Amended and Restated Articles of Incorporation to effect a reverse stock split of Genelabs' common stock in a ratio of one-for-five, at any time until the 2006 annual meeting of shareholders;

*to approve a proposed amendment of the Company's 2001 Stock Option Plan to, among other things, increase the number of shares of common stock reserved and available for issuance under such plan by 4,000,000 shares (or 800,000 shares if the proposed reverse stock split is implemented), for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended and the National Association of Securities Dealers, Inc. Rule 4350(i); and

*to approve a proposed amendment to the Company's 2001 Employee Stock Purchase Plan to increase the number of shares of common stock reserved and available for issuance under such plan by 2,000,000 shares (or 400,000 shares if the proposed reverse stock split is implemented) for purposes of Section 423 of the Internal Revenue Code of 1986, as amended.

         In addition, our management will report on our performance during fiscal 2004 and respond to questions from shareholders.

What shares can I vote?

         All shares of our common stock owned by you as of the close of business on the record date, April 22, 2005, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record and
(2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

         Each share of common stock owned by you generally entitles you to cast one vote on each matter to be voted upon. In electing directors, however, each shareholder has cumulative voting rights and therefore is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or may distribute the votes among some or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the annual meeting prior to the voting of an intention to cumulate votes. In this event, the proxy holder may allocate the votes represented by proxies among the Board of Directors' nominees in the proxy holder's sole discretion.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

         Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareholder of Record

         If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

     Beneficial Owner

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each item?" below.

How can I vote my shares in person at the meeting?

         Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

         Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

         You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

         Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting by filing with our Corporate Secretary at 505 Penobscot Drive, Redwood City, California 94063 a notice of revocation or by submitting a duly executed proxy bearing a later date or it may be revoked by attending the meeting and voting in person.

         If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. At the close of business on the record date, shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are the Board of Directors' recommendations?

         Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors' recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

         *"FOR" the election of each of our nominees to the Board of Directors;

         *"FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005;

         *"FOR" the authorization of the board of directors to amend Genelabs'
           Amended and Restated Articles of Incorporation to effect a reverse stock split of Genelabs' common stock in a ratio of one-for-five, at any time until the 2006 annual meeting of shareholders;

         *"FOR" the amendment of our 2001 Stock Option Plan to, among other things, increase the number of shares of common stock reserved and available for issuance under such plan by 4,000,000 shares (or 800,000 shares if the proposed reverse stock split is implemented), for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended and the National Association of Securities Dealers, Inc. Rule 4350(i); AND

         *"FOR" the amendment of our 2001 Employee Stock Purchase Plan to increase the number of shares of common stock reserved and available for issuance under such plan by 2,000,000 shares (or 400,000 shares if the proposed reverse stock split is implemented) for purposes of Section 423 of the Internal Revenue Code of 1986, as amended.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

         For the election of directors, the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

         The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to authorize the board of directors to amend Genelabs' Amended and Restated Articles of Incorporation to effect a reverse stock split of Genelabs' common stock in a ratio of one-for-five. As a result, abstentions and broker non-votes will have the same effect as negative votes.

         The remaining proposals will require the affirmative vote of a majority of shares represented and voting on each proposal. In determining whether a proposal received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will be disregarded and have no effect on the outcome.

What does it mean if I receive more than one proxy or voting instruction card?

         It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

         We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Who will count the votes?

         A representative of our transfer agent, Mellon Investor Services, will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

         We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Mellon Investor Services to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Mellon Investor Services a fee of approximately $8,500, plus fees for individual solicitations, for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

May I propose actions for consideration at next year's annual meeting of shareholders?

         For a shareholder's proposal to be included in our Proxy Statement for the 2006 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the proposal must be received by our Corporate Secretary at 505 Penobscot Drive, Redwood City, California 94063 not later than January 5, 2006. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our bylaws require that such proposals must be submitted to our Corporate Secretary not later than April 15, 2006 and not earlier than March 16, 2006, unless the Annual Meeting is called for on a date earlier than May 15, 2006 or later than July 14, 2006, in which case any such proposal must be received not earlier than the 90th day prior to the annual meeting or later than the 60th day prior to the annual meeting, or in the event public announcement of the annual meeting is made less than 70 days prior to the annual meeting, any such proposal must be made no later than the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the current members of the Board of Directors and are they independent?

         The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

                                                                  Nominating        Compensation
                   Director                 Audit Committee       Committee           Committee
                   --------                 ---------------       ---------           ---------

          Irene A. Chow, Ph.D.                  --                  --                 --
          Arthur Gray, Jr.                       *                  *                  **
          H.H. Haight                           **                  *                  --
          Alan Y. Kwan                           *                  **                  *
          James A.D. Smith                      --                  --                 --

          ____________
           *  Committee member
          ** Committee chairperson

         Our Board of Directors has determined that each of Mr. Gray, Mr. Haight and Mr. Kwan meet the independence requirements of the NASD listing standards.

How often did the Board of Directors meet during fiscal 2004?

         During the fiscal year ended December 31, 2004, the Board of Directors held eight meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

         In addition, it is Company policy that each of our directors be invited and encouraged to attend the Annual Meeting. Two of our directors attended the 2004 Annual Meeting.

How do shareholders communicate with the Board of Directors?

         The Board of Directors has established a process to receive communications from shareholders. To communicate with the Board of Directors, correspondence should be addressed to the Board of Directors, Genelabs Technologies, Inc. All such correspondence should be sent "Attn: Secretary" at 505 Penobscot Drive, Redwood City, CA 94063-4738.

         All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any bona fide communication to the directors will be summarized and presented to the Board of Directors at its next regularly scheduled meeting.

Does the Company have a Code of Ethics?

         Yes. We have adopted a code of business ethics and conduct for all of our employees and directors, including our chief executive officer, chief financial officer, other executive officers and senior financial personnel. A copy of our code of business ethics and conduct is available on our website at www.genelabs.com under the heading "Investor Information/Corporate Governance." We intend to post on our website any material changes to, or waiver from our code of business ethics and conduct, if any, within five business days of such event.

What are the standing committees of the Board of Directors?

         The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

         Audit Committee

         The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent registered public accounting firm, the scope of annual audits, fees to be paid to our independent registered public accounting firm and the performance of our independent registered public accounting firm. The members of the Audit Committee are Mr. Gray, Mr. Haight (Chairman) and Mr. Kwan, each of whom is an independent director under the NASD listing standards. The Audit Committee held six meetings during the fiscal year ended December 31, 2004. Additional information regarding this Committee's activities in 2004 are set forth below under the heading "Report of the Audit Committee of the Board of Directors."

         Our Board of Directors has determined that both of Mr. Gray and Mr. Haight, each a member of our Audit Committee, are qualified as an audit committee financial expert within the meaning of SEC regulations.

         Compensation Committee

         The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The members of the Compensation Committee are Mr. Gray (Chairman) and Mr. Kwan, each of whom is an independent director under the NASD listing standards. The Compensation Committee held three meetings during the fiscal year ended December 31, 2004. Additional information regarding this Committee's activities in 2004 are set forth below under the heading "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

         Nominating Committee

         The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures. The Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.genelabs.com under the heading "Investor Information/Corporate Governance."

         The members of the Nominating Committee are Mr. Gray, Mr. Haight and Mr. Kwan (Chairman), each of whom is an independent director under the NASD listing standards. The Nominating Committee held five meetings during the fiscal year ended December 31, 2004.

         The Nominating Committee considers a nominee's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Company. The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.

         The Nominating Committee will consider director candidates recommended by shareholders. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing no later than 60 days and no more than 90 days prior to the first anniversary of the preceding year's annual meeting and the recommendation must include the following information: the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the class and number of shares of the corporation beneficially owned by the nominee, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors or otherwise required by law.

         Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee or their designee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.


                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Nominees

         Genelabs' bylaws state that the number of directors is not to be less than five or more than nine. The number of directors on the board is currently fixed at five. At the annual meeting, the shareholders will be asked to elect all five directors, each of whom will serve until the next annual meeting of shareholders or until a successor has been elected and qualified or until the director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the five nominees unless the proxy is marked to withhold authority to do so. If any nominee is unable to serve for any reason or will not serve for good cause, the proxies may be voted for such substitute nominee as the Board of Directors may determine. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

         The names of the nominees, their ages as of April 1, 2005, and certain other information about each of them are set forth below:


          Name                                     Age    Position
          ----                                     ---    --------
          Irene A. Chow, Ph.D.                     66     Chairman of the Board of Directors

          Arthur Gray, Jr. (1) (2) (3)             82     Director

          H. H. Haight (2) (3)                     71     Director

          Alan Y. Kwan (1) (2) (3)                 59     Director

          James A. D. Smith                        46     President & Chief Executive Officer and
                                                          Director
_______________________

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating Committee

         Each of the directors listed above was elected to be a director at Genelabs' 2004 annual meeting of shareholders held on June 10, 2004.

         There are no family relationships among any of Genelabs' directors or executive officers.

         Irene A. Chow, Ph.D., has been Chairman of the Board since April 1999 and was Chief Executive Officer from January 2001 to March 2004. From 1995 through March 1999 she was President and Chief Executive Officer. Dr. Chow joined Genelabs as an officer and director in 1993. In addition to her duties at the Company, Dr. Chow is also the chairman of the board of Genovate Biotechnology Co., Ltd. (formerly Genelabs Biotechnology Co., Ltd.). Before joining Genelabs, Dr. Chow held several positions at Ciba-Geigy Corporation, most recently as Senior Vice President of Drug Development for the pharmaceuticals division. Prior to joining Ciba-Geigy, Dr. Chow served as an associate professor and assistant dean of Health Related Professions at Downstate Medical School, State University of New York. Dr. Chow received her B.A. degree in Literature from National Taiwan University, and both an M.A. and a Ph.D. in Biostatistics from the University of California, Berkeley.

         Arthur Gray, Jr. has been a director of Genelabs since March 1991. Mr. Gray has been Senior Managing Director of Carret & Co. since October 1999. Previously, Mr. Gray was a Managing Director of Cowen Investment Counselors, a division of Cowen & Co., from July 1993 to September 1999. Before joining Cowen, Mr. Gray was President and Chief Executive Officer of Dreyfus Personal Management, Inc., a subsidiary of the Dreyfus Corporation, from January 1984 to June 1993. Mr. Gray is also a director of Seventh Generation, an environmental product company.

         H. H. Haight has been a director of Genelabs since May 1989. Since 1997, Mr. Haight has been President and Chief Executive Officer of Argo Global Capital, Inc., a venture capital firm, where he specializes in high-technology industries. Before joining Argo, Mr. Haight was a Managing Director of Advent International Corporation, an advisor and manager of international venture capital funds, where he was closely involved in Advent's Far East activities and responsible for Advent's Far East Group and Advent Canada. Mr. Haight received his B.S. in Forestry from the University of California, Berkeley and his M.B.A. from Harvard University.

         Alan Y. Kwan has been a director of Genelabs since January 1999. Since 1994, Mr. Kwan has been an attorney at Kwan & Associates PC, based in Houston, Texas, where he maintains a general legal practice with an emphasis in business transactions and asset management. Since 1990, he also has been President of Texas Pacific Properties, Inc., a real estate investment and management firm. Previously, Mr. Kwan was active in real estate development and general management for several Hong Kong-based international companies including the Chinachem Group, Swire Properties, Ltd. and Tai Cheung Properties, Ltd. Mr. Kwan previously was also a director of the Hong Kong operation of China International Trust & Investment Corp. Mr. Kwan received his B.A. from the University of Hong Kong and his J.D. from the South Texas College of Law.

         James A. D. Smith has been our Chief Executive Officer since March 2004. He has been President of Genelabs and a director since April 1999. Mr. Smith also served as Chief Executive Officer from January 2000 to January 2001. From October 1996 through March 1999, Mr. Smith was Chief Operating Officer. From June 1995 through September 1996, Mr. Smith was Vice President, Marketing and Business Development, and from January 1994 through June 1995, Mr. Smith was Director of Marketing. Before joining Genelabs, Mr. Smith was with ICN Pharmaceuticals for more than ten years in various marketing and business development positions, most recently as Director of Worldwide Business Development. Mr. Smith received his B.S. in Molecular and Cellular Biology from the University of California, San Diego.

Compensation of Directors

         Before June 10, 2004, non-employee directors were eligible to receive $1,500 for each board meeting he or she attended in person and $500 for each meeting he or she attended by telephone. All directors also were reimbursed for actual business expenses incurred in attending board and committee meetings. Upon his or her first election to the board, each non-employee director was granted an option to purchase 30,000 pre-split shares of Genelabs common stock at an exercise price equal to the fair market value of the common stock on the date of grant. At each annual meeting of shareholders after the second anniversary of each director's election to the board, each non-employee director was granted an additional option to purchase 15,000 pre-split shares. Directors who are also employees were granted options under the 2001 Stock Option Plan in accordance with Genelabs' general compensation policy.

         Effective June 10, 2004, the compensation for non-employee directors was amended to be as follows: non-employee directors receive an annual cash retainer of $25,000 payable quarterly. The Chairperson of the Audit Committee receives an annual cash retainer of $5,000 payable quarterly. The Chairperson of the each other Committee receives an annual cash retainer of $2,000 payable quarterly. A Committee member who is not a Chairperson receives an annual cash retainer of $1,000 payable quarterly. Payments for service on a Committee are in addition to the $25,000 annual retainer. Directors no longer are paid on a per-meeting basis. All directors also are reimbursed for actual business expenses incurred in attending board and committee meetings. Upon his or her first election to the board, each non-employee director is granted an option to purchase 30,000 pre-split shares of Genelabs common stock at an exercise price equal to the fair market value of the common stock on the date of grant. At each annual meeting of shareholders after each director's election to the board, such non-employee director is granted an additional option to purchase 20,000 pre-split shares. Directors who are also employees are granted options under the 2001 Stock Option Plan in accordance with Genelabs' general compensation policy.

         In February 2004 the Board of Directors approved the appointment of Irene A. Chow as Chairman and designated the position as a part-time employee position with an annual salary of $200,000. As a part-time employee of the Company, the Chairman is entitled to the health and other employee benefits available to the Company's part-time employees, except that the Chairman does not accrue vacation or sick leave. Vacation time which the Chairman had previously accrued was paid out in cash. The Chairman is entitled to receive stock options under the Company's 2001 Stock Option Plan at the discretion of the Board. As an employee, the Chairman is eligible to continue vesting in, and to exercise, previously granted stock options subject to the terms of such option grants. The Chairman is not eligible for bonuses under the Company's Annual and Long-Term Incentive Based Compensation Plan, and any unvested amounts previously accrued under the Company's Annual and Long-Term Incentive Based Compensation Plan were accelerated and paid out at the Chairman's discretion. In July 2004, the Board of Directors granted the Chairman an option grant of 306,905 shares at an exercise price of $2.50 which exceeded the then fair market value of the Company's stock by approximately 22%. The options were immediately vested and expire three years from the date of grant.

Vote Required

         For the election of directors, the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                   THE ELECTION OF ALL DIRECTORS NOMINATED.

                                PROPOSAL NO. 2
                           RATIFICATION OF SELECTION
               OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm to perform the audit of Genelabs' financial statements for the fiscal year ending December 31, 2005, and the shareholders are being asked to ratify such selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, are expected to have the opportunity to make a statement at the annual meeting if they desire to do so and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the board will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the board, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Genelabs and its shareholders.

        The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining their independence, and has determined that it is.

                     AUDIT FEES AND PRE-APPROVAL POLICIES

         The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal 2004 and fiscal 2003.

                                                2004             2003
                                             ----------       ----------
       Audit Fees..........................   $492,425         $307,466
       Audit-Related Fees..................         --               --
       Tax Fees                                $49,500          $59,230
       All Other Fees......................         --               --
                Total......................   $541,925         $366,696

"Tax Fees" consisted of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning, including preparation of tax forms and consulting for domestic and foreign taxes.

         The Audit Committee reviews, and in its sole discretion pre-approves, the Independent Auditors' annual engagement letter including proposed fees and all audit and non-audit services provided by the Independent Auditors. The Audit Committee is barred from engaging the Independent Auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and decisions delegated in such manner must be reported at the next scheduled meeting of the Audit Committee.

Vote Required

         The affirmative vote of the holders of a majority of represented and voting is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
            THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
        AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                                PROPOSAL NO. 3
                    AUTHORIZATION FOR THE BOARD TO EFFECT A
                       ONE-FOR-FIVE REVERSE STOCK SPLIT

General

         Our shareholders are being asked at this annual meeting to act upon a proposal to authorize the board of directors to effect a reverse stock split in a ratio of one-for-five at any time before the 2006 annual meeting of shareholders. If the reverse stock split is approved by the shareholders, the board of directors may subsequently approve and effect, in its sole discretion, the reverse stock split based on its determination of whether the reverse stock split is necessary and advisable to retain Genelabs' Nasdaq National Market listing, a listing on another market or to retain liquidity of our common stock.

         An amendment to Genelabs' Amended and Restated Articles of Incorporation is required to effect the one-for-five reverse stock split. The form of the proposed amendment to effect the reverse stock split is attached hereto as Exhibit A (the "Certificate of Amendment"). The Certificate of Amendment will effect a one-for-five reverse split of the shares of Genelabs' issued and outstanding common stock, but will not change the number of authorized shares of common stock or preferred stock, or the par value of Genelabs' common stock or preferred stock (since there is no par value to our common or preferred stock).

         Genelabs' common stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol "GNLB." In order for our common stock to continue to be quoted on the Nasdaq National Market, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, as such requirements pertain to us, we are required to have either shareholders'
equity of at least $10 million or the market value of our listed securities must be at least $50 million. On December 31, 2004 our shareholders' equity
was approximately $    million. At April 22, 2005, the market value of our
listed securities was $    million. Additionally, Nasdaq requires our common
stock to have a minimum bid price of at least $1.00 per share. On March 21, 2005 Nasdaq notified us of our non-compliance with the $1.00 bid price requirement and gave us until September 19, 2005 to regain compliance with that requirement.

         If Nasdaq were to de-list our common stock, it may qualify to trade on the Nasdaq SmallCap Market or the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., or another market. Each of these markets is generally considered to be a less efficient market and not as broad as the Nasdaq National Market. During the first half of 2005, our common stock traded below Nasdaq's minimum bid price requirement of $1.00 per share for an extended period of time. To attempt to avoid de-listing in the event that our common stock continues to trade below $1.00 per share, and to provide liquidity to our shareholders, we propose that the board of directors have the authority to effect a one-for-five reverse stock split for the purpose of increasing the market price of our common stock above the Nasdaq minimum bid requirement. Genelabs currently complies with all other requirements for continued listing on the Nasdaq National Market, although we may be unable to continue to meet these requirements in the future.

         The board of directors considered the potential harm to Genelabs of being de-listed from the Nasdaq National Market, and determined that a reverse stock split, if necessary, would be the best way to attempt to comply with Nasdaq's minimum bid price listing standard. The reverse split will not satisfy any of the other listing requirements described above, but will address Nasdaq's minimum bid price requirement, which is a condition of continued listing on the Nasdaq National Market.

Purpose

         One of the key requirements for continued listing on the Nasdaq National Market is that our common stock must maintain a minimum bid price above $1.00 per share. Our common stock traded below $1.00 for an extended period of time during the first half of 2005. We believe a reverse split may increase the price level of our common stock above $1.00 per share so that we may maintain compliance with the Nasdaq minimum bid price listing standard. Even if we fail to meet the other requirements for listing on Nasdaq, a stock price of at least $1.00 is also needed for listing on the Nasdaq SmallCap Market.

         If the shareholders do not approve the reverse stock split proposal, and if the stock price remains below $1.00 per share and does not otherwise increase to and remain greater than $1.00 per share, Genelabs expects the common stock would be delisted from Nasdaq after the periods set forth in the Nasdaq listing maintenance standards have elapsed, or earlier if Genelabs fails to meet the other requirements for continued listing on Nasdaq.

         Shareholders should recognize that if the reverse split is effectuated they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by five). While we expect that the reverse split will result in an increase in the market price of our common stock, the reverse split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse split or result in the permanent increase in the market price (which is dependent upon many factors, including our performance, prospects and other factors). The history of similar reverse stock splits for companies in like circumstances is varied. The per-share market price of our common stock after the reverse split may not exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq. In addition, Genelabs could be de-listed due to a failure to meet other continued Nasdaq listing requirements even if the market price per share of our common stock after the reverse split remains above $1.00.

         The market price of Genelabs' common stock will also be based on Genelabs' performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Genelabs' common stock declines, the percentage decline as an absolute number and as a percentage of Genelabs' overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of Genelabs' common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of shareholders of Genelabs who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, the reverse split may not achieve the desired results that have been outlined above.

Principal Effects of the Reverse Stock Split

Number of Shares of Common Stock and Corporate Matters. The reverse stock split would have the following effects on the number of shares of common stock outstanding:

         o each five (5) shares of Genelabs' common stock owned by a shareholder prior to the reverse split would be exchanged for one (1) share of common stock after the reverse split;

         o based on the number of shares of common stock outstanding on March 31, 2005, the number of shares of Genelabs' common stock issued and outstanding will be reduced from approximately 88.5 million shares to approximately 17.7 million shares;

         o all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of Genelabs' common stock will enable such holders to purchase, upon exercise of their options or warrants, one-fifth (1/5) of the number of shares of Genelabs' common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to five times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the reverse stock split; and

         o the number of shares reserved for issuance (including the maximum number of shares that may be subject to options) under Genelabs' existing stock option plans and its employee stock purchase plan will be reduced to one-fifth (1/5) of the number of shares currently included in such plans, subject to increase if Proposals 4 and/or 5 are approved by the shareholders at the annual meeting.

         The reverse stock split will affect all of Genelabs' shareholders uniformly and will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the treatment of fractional shares resulting from the reverse split. As described below, shareholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Genelabs will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         Fractional Shares. We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse split shares not evenly divisible by five (5) will be entitled, upon surrender to the exchange agent of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the shareholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock during the thirty (30) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our common stock on such days or other prices determined by the Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

         Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where Genelabs is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

         Authorized Shares; Future Stock Issuances. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are
not issued or outstanding would increase from approximately      million
shares to approximately      million shares, based on the number of shares of
common stock outstanding on March 31, 2005. We will continue to have 4,990,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of Genelabs' common stock may be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of Genelabs' common stock.

         Accounting Matters. The reverse stock split will not affect the par value of Genelabs' common stock. The reverse stock split will not impact the amounts reported as common stock or total shareholders' equity on Genelabs' balance sheet. The per share net income or loss and net book value of Genelabs' common stock will be increased because there will be fewer shares of Genelabs' common stock outstanding.

         Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Genelabs' Board or contemplating a tender offer or other transaction for the combination of Genelabs with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate Genelabs' shares of common stock or obtain control of Genelabs, nor is it part of a plan by management to recommend a series of similar amendments to Genelabs' Board and shareholders. Other than the reverse stock split proposal, Genelabs' Board does not currently contemplate recommending the adoption of any other amendments to Genelabs' Amended and Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Genelabs.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock
Certificates

         If Genelabs' shareholders approve the reverse stock split and the Board subsequently determines prior to the 2006 annual meeting of shareholders that effecting the reverse stock split is in the best interests of Genelabs and its shareholders, we will file an amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California. The reverse stock split will become effective at the time of the filing of the amendment, which we refer to as the "effective time." Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

         As soon as practicable after the effective time, shareholders will be notified that the reverse stock split has been effected. Genelabs' transfer agent, Mellon Investor Services, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing such shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in the letter of transmittal Genelabs sends to its shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-reverse stock split shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for post-reverse stock split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

         Even if the shareholders approve the reverse stock split, Genelabs reserves the right not to effect the reverse stock split if in the Board's opinion it would not be in the best interests of Genelabs and its shareholders to effect such reverse stock split.

No Dissenter's Rights

         Under the California Corporations Code, Genelabs' shareholders are not entitled to dissenter's rights with respect to the reverse stock split, and Genelabs will not independently provide shareholders with any such right.

Certain United States Federal Income Tax Consequences

         The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to the holders of Genelabs shares. This summary addresses only such shareholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders who received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and foreign shareholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder is advised to consult his or her tax advisor as to the particular facts and circumstances which may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split.

         Exchange Pursuant to Reverse Stock Split. No gain or loss will be recognized by a shareholder upon such shareholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares. See "- Cash in Lieu of Fractional Shares" below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

         Cash in Lieu of Fractional Shares. A holder of pre-reverse stock split shares who receives cash in lieu of a fractional share of post-reverse stock split shares will generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by Genelabs. In general, the amount of any gain or loss will be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. Any such gain or loss will constitute long-term capital gain or loss if such pre-reverse stock split shares have been held by the holder for more than one year at the time of the reverse stock split.

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to effect the reverse stock split by amendment of the Company's Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
              OF THE ONE-FOR-FIVE REVERSE SPLIT OF COMMON STOCK.

                                PROPOSAL NO. 4
                      AMENDMENT OF 2001 STOCK OPTION PLAN


         On April 23, 2001, the Board of Directors adopted the 2001 Stock Option Plan that was approved by our shareholders on June 21, 2001. Initially, the 2001 Stock Option Plan authorized 2,500,000 shares of Common Stock plus all remaining shares available for grant under the Company's 1995 Stock Option Plan (the "1995 Plan") as of April 23, 2001 and any shares that would otherwise be returned to the 1995 Plan. As a result of prior option grants under the 2001 Plan, the number of shares of common stock available for future grants has been reduced to shares as of the record date. In April 2003, the Board of Directors adopted an amendment to the 2001 Stock Option Plan, which was approved by our shareholders on June 10, 2003, to increase the number of shares reserved for issuance thereunder by an additional 2,000,000 shares. In April 2005, the Board of Directors approved a proposed amendment of the 2001 Stock Option Plan, subject to shareholder approval, to increase the number of shares reserved for issuance thereunder by an additional 4,000,000 shares. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the number of shares reserved for issuance will reduced by the same ratio. The Board believes that the grant of options is a highly effective way to align the interests of management with those of the Company shareholders and provides a cost-effective means of recognizing employee contributions to the success of the Company. The Board also believes that increasing the number of shares of Common Stock available for this purpose will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining highly qualified technical and other key personnel.

         The 2001 Stock Option Plan previously provided that the Plan administrator could issue certain stock options at an exercise price below fair market value so long as the exercise price was not below 85% of fair market value. In April 2005, the Board of Directors approved an amendment of the 2001 Stock Option Plan to require that stock options be granted at no less than 100% of fair market value. The 2001 Stock Option Plan previously permitted the Company to grant loans to optionees in connection with the exercise of stock options. In April 2005, the Board of Directors approved an amendment of the 2001 Stock Option Plan that eliminated that provision.

         Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of our top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation." Options granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

         At the Annual Meeting the shareholders are being requested to (1) approve an amendment to the 2001 Plan to increase the number of shares reserved for issuance under the 2001 Plan by 4,000,000 shares, and (2) qualify the Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the National Association of Securities Dealers, Inc. Rule 4350(i).

Summary of the Amended and Restated 2001 Stock Option Plan.

         The following summary of the material provisions of the amended and restated 2001 Stock Option Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the amended 2001 Stock Option Plan, which is attached as Exhibit B hereto.

         Shares Subject to the 2001 Option Plan. The additional shares of stock reserved for issuance pursuant to the exercise of options under the 2001 Stock Option Plan will consist of 4,000,000 shares of authorized but unissued Genelabs common stock or treasury shares, subject to certain adjustments as described below. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the number of shares reserved for issuance will be reduced by the same ratio. Generally, shares subject to an award that remain unissued upon expiration or cancellation of an award will be available for other awards under the 2001 Stock Option Plan. On April 22, 2005, the closing price of Genelabs common
stock as reported on the NASDAQ National Market, was $    per share.

         Eligibility. The 2001 Option Plan provides that options may be granted only to such employees, directors, consultants, officers, independent contractors and advisors (provided that such consultants, independent contractors and advisors render bona fide services not in connection with the offer or sale of securities in a capital-raising transaction) of Genelabs or any parent, subsidiary or affiliate of Genelabs as the Administrator (as defined below) may determine (including directors who are also employees or consultants). Approximately 70 employees and consultants are currently eligible to participate in the 2001 Stock Option Plan, and currently there are three non-employee directors eligible for automatic grants as described below. The 2001 Stock Option Plan provides that no optionee shall receive options to purchase more than 500,000 shares during in any single calendar year. (If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the 500,000 shares will reduced by the same ratio.)

         Administration. The 2001 Stock Option Plan is administered by the Compensation Committee or other committee appointed by the board of directors or the board itself (in each case, the "Administrator"). The committee consists of certain members who are intended to be "disinterested persons" within the meaning of the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise determined by the Administrator. The Administrator is authorized, amongst other things, to construe, interpret and implement the provisions of the 2001 Stock Option Plan, to select the persons to whom options will be granted and to determine the terms and conditions of such options. The interpretation or construction by the Administrator of any provision of the 2001 Stock Option Plan or of any option granted thereunder will be final and binding on all optionees.

         Awards Under the 2001 Stock Option Plan. The 2001 Stock Option Plan authorizes the grant of incentive stock options ("ISOs") to eligible employees or non-qualified stock options to eligible employees, directors, consultants, independent contractors and advisors. The 2001 Stock Option Plan also provides that upon the election or appointment of a non-employee director to the board, he or she will be granted automatically a non-qualified stock option to purchase 30,000 shares of Genelabs common stock. Additionally, at the annual shareholders meeting after the second anniversary of such election or appointment to the board and at each subsequent annual shareholders meeting, each such director is granted an additional option to purchase 15,000 shares of Genelabs common stock. Non-employee director options are fully vested and exercisable in their entirety immediately upon grant except that no such options are exercisable after the expiration of ten years from the date the option is granted. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the 30,000 share initial grant and 15,000 share annual grant will be reduced by the same ratio, however, the Board has the right to approve the grant of options for additional shares to new and continuing directors.

         Terms of Options. Subject to the terms and conditions of the 2001 Stock Option Plan, the Administrator, in its discretion, determines for each option whether the option is to be an ISO or a non-qualified stock option, the number of shares for which the option will be granted, the exercise price of the option, the periods during which the option may be exercised and other terms and conditions. Each option is evidenced by an option grant in such form as the Administrator approves and is subject to the following conditions:

     o Exercise Price. The exercise price of an option may not be less than 100% of the fair market value of the shares of Genelabs common stock on the date of grant, and any ISO granted to a holder of greater than 10% of the total combined voting shares may not be less than 110% of the fair market value of the shares of Genelabs common stock on the date of the grant.

     o Form of Payment. The exercise price is generally payable in cash or by check. In addition, upon approval by the Administrator, the option exercise price may also be payable by: (i) cancellation of indebtedness of Genelabs owed to the optionee; (ii) surrender of shares of fully paid common stock that have been owned by an optionee for more than six months; (iii) by waiver of compensation due or accrued to the optionee; (iv) through a "same day sale"; (v) through a "margin commitment"; (vi) by any combination of the foregoing that the Administrator may authorize; or (vii) by any other method approved by the Administrator.

     o Term of Options and Vesting. Under the 2001 Stock Option Plan, options generally are permitted to be exercisable for up to ten years, except that an ISO granted to a 10% shareholder can only be exercisable for five years. All options are subject to earlier expiration due to termination of employment or service with Genelabs. Each stock option agreement specifies the vesting and exercisability of the option granted thereunder.

     o Limitations on ISOs. An individual is not eligible to receive an ISO unless such individual is an employee of Genelabs or of a parent or subsidiary of Genelabs. The 2001 Stock Option Plan also includes other provisions intended to satisfy certain tax requirements relating to ISOs.

     o Transferability. Stock options granted under the 2001 Stock Option Plan will not be transferable or assignable by an optionee except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by the optionee except that, upon approval of the Administrator, a non-qualified stock option may be transferred to family members, trusts and charitable institutions.

         Change in Control and Adjustments. The number of shares subject to the 2001 Stock Option Plan and any option will be adjusted in the event of, amongst other things, a stock dividend, stock split, reverse stock split or similar change relating to Genelabs common stock. In general, in the event of a change in control of Genelabs, unless otherwise provided in the applicable stock option agreement or other agreement, any or all outstanding options will accelerate and become exercisable in full upon the occurrence of such change in control.

         Amendment and Termination of the 2001 Stock Option Plan. The Administrator may, at any time, terminate or amend the 2001 Stock Option Plan in any respect; provided, however, that the Administrator will not, without shareholder approval, amend the plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder, to the extent the Administrator intends the plan to comply with such foregoing requirement or law.

         Term of the 2001 Stock Option Plan. Options may be granted pursuant to the 2001 Stock Option Plan from time to time until April 23, 2011, which is ten years after the date the 2001 Stock Option Plan was originally adopted by the Board of Directors, unless earlier terminated.

United States Federal Income Tax Consequences

         The following summarizes certain U.S. federal income tax considerations generally applicable to options granted under the 2001 Stock Option Plan. This summary does not purport to be complete and is based on current provisions of the U.S. federal tax laws and regulations, all of which are subject to change (possibly with retroactive effect) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

         Non-qualified Stock Options. Generally, an optionee will not be taxed upon the grant of a non-qualified stock option. Rather, at the time that an optionee exercises a non-qualified stock option (and in the case of an untimely exercise of an ISO), the optionee will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased at the time of purchase over the option price for such shares. Genelabs will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes as ordinary income subject to the limits under Section 162(m) of the Code.

         If the optionee sells or exchanges stock that was acquired upon exercise of a non-qualified stock option (or upon an untimely exercise of an ISO), then the optionee recognizes capital gain or loss equal to the difference between (i) the sales price and (ii) the fair market value of such stock on the date that ordinary income was recognized with respect thereto. Any such capital gain or loss will be long-term capital gain or loss if such stock was held for more than 12 months at the time of the sale or exchange.

         Incentive Stock Options. If an optionee satisfies certain requirements, the optionee will not be generally subject to U.S. federal income tax upon the grant of an ISO or the timely exercise of an ISO (except that the alternative minimum tax may apply). For purposes of the ISO rules under the Code, exercise of an ISO will be timely if made during its term and if the optionee remains an employee of Genelabs or its subsidiary at all times during the period beginning on the grant date of the ISO and ending on the date three months before the exercise date (or one year before the exercise date in the case of a disabled optionee). Exercise of an ISO will also be timely for this purpose if made by the optionee's legal representative and if the optionee dies (i) while in the employ of Genelabs or its subsidiary or
(ii) within three months after termination of the optionee's employment. The U.S. federal income tax consequences of an untimely exercise of an ISO are determined in accordance with the rules applicable to non-qualified stock options. (See "United States Federal Income Tax Consequences -- Non-Qualified Stock Options" above.)

         If an optionee disposes of stock that was acquired pursuant to the timely exercise of an ISO, then such optionee, except as noted below, will recognize long-term capital gain or loss equal to the difference between the sales proceeds and the option price. Genelabs, under these circumstances, will not be entitled to any U.S. federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock.

         If, however, an optionee disposes of stock acquired pursuant to the exercise of an ISO before the later of two years from the grant date of the ISO or within one year from the date such stock is transferred to him or her (a "disqualifying disposition") upon exercise, any gain that was realized generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the exercise date or the amount realized on such disqualifying disposition and
(ii) as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of ordinary income. In such case, Genelabs generally may claim a U.S. federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income subject to the limits of Section 162(m) of the Code. Any such capital gain or loss will be long-term capital gain or loss if the optionee held such stock for more than 12 months at the time of the disqualifying disposition.

New Plan Benefits

         Genelabs cannot determine the amount of options under the 2001 Stock Option Plan that will be granted in 2005 to specific executive officers, the executive officers as a group, or non-executive officer employees as a group. Grants under the 2001 Stock Option Plan will be made at the discretion of the Compensation Committee or the board of directors and, accordingly, are not yet determinable. In addition, benefits under the 2001 Stock Option Plan will depend on a number of factors, including the fair market value of Genelabs common stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants (except in the case of non-employee directors) of awards that will be made thereunder during 2005. The following chart sets forth the awards that will be made during 2005 to the non-executive directors as a group. These awards will be made whether or not the amendment to the 2001 Stock Option Plan is approved, as the Company currently has sufficient reserved shares available to make such awards and the annual awards in excess of 15,000 shares can be made as a discretionary award.

                               New Plan Benefits

       Name And Position                 Dollar Value ($)      Number Of Units
----------------------------             ----------------      ---------------
Non-Executive Director Group                  N/A                 60,000 (1)
_______________________

(1) Each of the three non-executive directors will be granted options to purchase 20,000 shares of common stock at the Annual Meeting of Shareholders. If the reverse stock split of Proposal 3 is approved by the shareholders and implemented by the Board, then these numbers will be reduced by the same ratio, however, the Board has the right to approve the grant of options for additional shares to new and continuing directors.

The following table sets forth information with respect to the grant of options to the named executive officers and the specified groups set forth below since the adoption of the 2001 Stock Option Plan, each pursuant to the 2001 Stock Option Plan.

           Name and Position                                    Options Granted
           ---------------------------------------------------  ---------------
           Irene A. Chow, Ph.D.................................        819,905
           James A.D. Smith....................................        287,000
           Mumtaz Ahmed, M.D., Ph.D............................        170,000
           Matthew M. Loar.....................................        272,000
           Ronald Griffith, Ph.D...............................        250,000
           Roy J. Wu...........................................        245,000

           All Executive Officers..............................      2,835,905
           Directors who are not employees.....................        375,000
           Nominees for election as directors..................      1,388,905

           Each associate of the above-mentioned directors,
           officers or nominees................................              0

           Each other person who received or is to receive
           five percent of such options, warrants, or rights...              0

           Employee Group other than executive officer group...      3,557,627



Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised), "Share-based Payment." This standard requires expensing of stock options and other share-based payments in the statement of operations and supercedes the original SFAS No. 123 that had allowed companies to choose between (1) expensing stock options in the statement of operations and (2) footnote disclosure of the pro-forma effect of expensing stock options. Under the original SFAS No. 123 Genelabs elected to disclose the pro-forma effect of expensing stock options in the footnotes. On April 14, 2005, the Securities and Exchange Commission announced the adoption of a new rule extending the compliance date for SFAS No. 123 (revised). Accordingly, Genelabs will be required to implement the revised share-based payment standard at the beginning of the fiscal year 2006, and this will increase our operating expenses.

Certain Plan Information

         The following table represents certain information with respect to our equity compensation plans as of December 31, 2004. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the

Board, then the number of shares set forth in the table will reduced by the same ratio and the price per share will increase by the same ratio.


EQUITY COMPENSATION PLAN INFORMATION
                                                                                                      Number of securities
                                                Number of securities                                   remaining available
                                                  to be issued upon          Weighted-average       for future issuance under
                                               exercise of outstanding     price of outstanding     equity compensation plans
                                                  options, warrants         options, warrants         (excluding securities
               Plan Category                         and rights                 and rights          reflected in column (a))
               -------------                   -----------------------     --------------------     -------------------------
Equity compensation plans approved
by security holders:
    Stock Option Plans                                6,945,000                  $2.76                     2,004,000
    Employee Stock Purchase Plan                              -                                              623,000
Equity compensation plans not approved by                     -                                                    -
security holders
                                               -----------------------     --------------------     -------------------------
Total                                                 6,945,000                                            2,627,000
                                               =======================     ====================     =========================


Vote Required

         For purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended, the affirmative vote of a majority of the votes represented and voting on this proposal will be required to approve the amendment of the 2001 Stock Option Plan. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                                  PROPOSAL 5
               INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE
                       2001 EMPLOYEE STOCK PURCHASE PLAN

         Our 2001 Employee Stock Purchase Plan (the "2001 ESPP") was originally adopted by the Board of Directors and approved by shareholders on June 21, 2001. We offer this 2001 ESPP to provide eligible employees an opportunity to acquire an ownership interest in us through payroll deductions. The 2001 ESPP is intended to operate in compliance with Section 423 of the Internal Revenue Code, as amended.

         The Board of Directors amended the 2001 ESPP in April 2005 to increase the number of shares of our common stock reserved for issuance under the 2001 ESPP by an additional 2,000,000 shares, subject to shareholder approval at the Annual Meeting. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the number of shares reserved for issuance will reduced by the same ratio. The Board of Directors believes it is in our best interests to continue a program of stock ownership for our employees. The Board of Directors also believes that the 2001 ESPP provides a meaningful opportunity for employees to purchase ownership interests in us and encourages alignment of the employees' interests with those of other shareholders. In addition, although the purpose of the 2001 ESPP is to provide employees with the opportunity to acquire ownership interests in us, we have received approximately $1.9 million from the purchase of stock under this plan. Shareholders have approved the issuance of 2,000,000 shares of common stock under the 2001 ESPP; as of March 31, 2005 approximately 1,377,000 shares have been issued and approximately 623,000 shares currently remain available for future issuance under this plan. The Board of Directors estimates that the current shares remaining available for issuance under the 2001 ESPP may last for less than one additional year. The Board of Directors approved an additional 2,000,000 shares for issuance under this plan in order to avoid depleting the number of shares available under the 2001 ESPP. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the number of shares described above will be reduced by the same ratio.

         At the Annual Meeting the shareholders are being requested to (1) approve an amendment to the 2001 ESPP to increase the number of shares reserved for issuance under the 2001 ESPP by 2,000,000 shares, and (2) qualify the Plan for purposes of Section 423 of the Code.

         The following summary of the material provisions of the proposed 2001 ESPP, assuming approval of the above amendment, does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the amended 2001 ESPP, which is attached as Exhibit C to this proxy statement.

         Shares Subject to the 2001 ESPP. A total of 4,000,000 shares of Genelabs common stock has been reserved for purchase by eligible employees under the 2001 ESPP, subject to certain adjustments as described below. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the number of shares reserved for issuance will reduced by the same ratio.

         Eligibility. All employees of Genelabs, or any parent or subsidiary thereof, are eligible to participate in the 2001 ESPP except the following:

         (1) employees who are not employed Genelabs or its subsidiaries, on the day before the first day of the Purchase Period (as defined below);
         (2) employees who are customarily employed for less than 20 hours per week;
         (3) employees who are customarily employed for less than five months in a calendar year; and
         (4) employees who own or hold options to purchase or who, as a result of participation in the 2001 ESPP, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of Genelabs stock of pursuant to Section 424(d) of the Code.

         Approximately 70 employees are currently eligible to participate in the 2001 ESPP.

         Administration. The 2001 ESPP would be administered by the Compensation Committee or other committee appointed by the Board (the "Committee") or the Board itself (in each case, the "Administrator"). The Committee consists of certain members who are intended to be "disinterested persons" within the meaning of the provisions of Rule 16b-3 promulgated under the Exchange Act unless otherwise determined by the Administrator. Subject to the provisions of the 2001 ESPP and Section 423 of the Code, all questions of interpretation or application of the 2001 ESPP will be determined by the Administrator and its decisions shall be final and binding upon all employees.

         Participation. The 2001 ESPP has 24-month Offering Periods (the "Offering Periods") which consist of four six-month purchase periods (individually, a "Purchase Period"). Offering Periods commence on January 1 and July 1 of each year. Purchase Periods commence on January 1 and July 1 of each year and end on June 30 and December 31 of each year. The Administrator has the power to change the timing and duration of Offering Periods and Purchase Periods without shareholder approval.

         Payroll Deductions. Employees may participate in the 2001 ESPP during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 1% nor more than 15% of the employee's base salary or wages, bonuses, overtime, shift premiums and commissions, plus draws against commissions, unreduced by the amount by which the employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code. The amount of payroll deductions may not exceed $25,000 per year unless otherwise determined by the Administrator. An employee may increase or lower the rate of payroll deductions for any upcoming Purchase Period but may only lower the rate of payroll deductions during the current Purchase Period.

         Certain Limitations. As required by tax law, no employee may receive an option under the 2001 ESPP to purchase shares of Genelabs common stock which have a fair market value in excess of $25,000 for any calendar year, determined at the time such option is granted. Additionally, the Administrator may set a maximum number of shares of common stock that may be purchased by any employee at any single purchase date. If the number of shares of common stock to be purchased on the first day of the purchase period by all employees participating in the 2001 ESPP exceeds the number of shares then available for issuance under the 2001 ESPP, Genelabs will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Administrator shall determine to be equitable.

         Purchase Price. The purchase price of shares that may be acquired in any Offering Period under the 2001 ESPP is 85% of the lesser of (a) the fair market value of the shares on the first day of the Offering Period or (b) the fair market value of the shares on the last business day of the Purchase Period. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the share price will be adjusted accordingly.

         Purchase of Stock. The number of whole shares that an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions from the employee's salary during the Purchase Period by the price per share determined as described above. The purchase shall take place automatically on the last day of the Purchase Period.

         Withdrawal. An employee may withdraw from any Purchase Period at any time at least 15 days prior to the end of a Purchase Period. No further payroll deductions for the purchase of shares will be made for the remainder of the Offering Period unless the employee enrolls in a new Purchase Period in the same manner as for initial participation in the 2001 ESPP.

         Termination of Employment. Termination of an employee's employment for any reason, including retirement or death, immediately cancels his or her participation in the 2001 ESPP. In such event, the payroll deductions credited to the employee's account will be returned to such employee.

         Change in Control and Adjustments. The number of shares subject to the 2001 ESPP and any right to purchase stock thereunder will be adjusted in the event of, amongst other things, a stock dividend, stock split, reverse stock split or similar change relating to Genelabs common stock. In general, in the event of a change in control of Genelabs, the

Offering Period will terminate on such date as determined by the Administrator and all payroll deductions on such date shall be used to purchase such number of applicable shares of Genelabs common stock, unless otherwise provided by the Administrator.

         Amendment and Termination of the 2001 ESPP. The Administrator may, at any time, terminate or amend the 2001 ESPP in any respect except that any such amendment or termination cannot adversely affect options previously granted under the 2001 ESPP without the employees' consent and, further provided, that the Administrator will not make certain amendments without shareholder approval as set forth in the 2001 ESPP.

         Term of the 2001 ESPP. Options may be granted pursuant to the 2001 ESPP from time to time until April 23, 2011, which is ten years after the date the 2001 ESPP was originally adopted by the board of directors, unless earlier terminated.

United States Federal Income Tax Consequences

         The following summarizes certain U.S. federal income tax considerations generally applicable to options granted under the 2001 ESPP, if approved. This summary does not purport to be complete and is based on current provisions of the U.S. federal tax laws and regulations, all of which are subject to change (possibly with retroactive effect) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Tax Treatment of Employees Under the 2001 ESPP

         The 2001 ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. Amounts deducted from an employee's pay under the 2001 ESPP would be included in the employee's compensation subject to federal income and social security taxes.

         Assuming the satisfaction of certain conditions, an employee will not recognize income for federal income tax purposes either upon enrollment in the 2001 ESPP or upon the purchase of shares of Genelabs common stock under the 2001 ESPP. All tax consequences are deferred until a participating employee sells the shares or otherwise disposes of the shares.

         If shares of Genelabs common stock are held for more than one year after the date of purchase and more than two years after the beginning of the applicable Offering Period, upon a sale or disposition of such shares, the employee will generally realize ordinary income to the extent of the lesser of
(i) the actual gain (the amount by which the fair market value of the shares at the time of such sale or disposition exceeds the purchase price) or (ii) an amount equal to 15% of the fair market value of the shares on the first day of the Offering Period, if the shares were purchased at no less than 85% of the fair market value of the shares on the first day of the Offering Period. Any additional gain upon the sale or disposition of shares should be treated as long-term capital gain.

         If the shares are sold or otherwise disposed of within either the one-year or the two-year holding periods described above (in either case a "disqualifying disposition"), the employee would realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. Any additional gain or loss on such share or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

Tax Treatment of Genelabs

         Genelabs will be entitled to a deduction in connection with the disposition of shares acquired under the 2001 ESPP to the extent that the employee recognized ordinary income on a disqualifying disposition of such shares.

New Plan Benefits

         The participation levels for fiscal year 2004 under the ESPP are as set forth below, based on the rates of deferral at that time projected through the current Offering Period, and with the assumption that the purchase prices are the fair market values of the shares on the first day of the applicable Offering Periods currently in effect under the 2001 ESPP. The future benefits to be distributed under the 2001 ESPP are not determinable at this time as the rates of deferral may change, there may be withdrawals, the purchase price may change based on changes in the fair market values of the shares on the last day of the applicable Purchase Periods, deferrals and purchase prices may change for subsequent Purchase Periods and other factors. If the reverse stock split in Proposal 3 is approved by the shareholders and implemented by the Board, then the number of shares in the table will reduced by the same ratio and the dollar value will remain the same.


                                                                     Number of
               Name and Position                Dollar Value ($)      Shares
               ----------------------------     ----------------     ---------
               Irene A. Chow, Ph.D.                  21,384            16,772
               James A.D. Smith                      20,669            17,331
               Mumtaz Ahmed, M.D., Ph.D.              1,610             1,263
               Ronald C. Griffith, Ph.D.                  0                 0
               Matthew M. Loar                        7,817             6,131
               Roy J. Wu                             13,570            11,478
               Executive Group                       96,655            78,098
               Non-Executive Director Group               0                 0
               All Other Employees                  452,864           376,609

         The above table shows the calendar year 2004 number of shares of our common stock purchased for the names indicated, and the purchase price paid for the common stock. The purchase price was 85% of the lower of the stock price on the first day of the Offering Period or the last day of the Purchase Period.

Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised), "Share-based Payment." This standard requires expensing of stock options and other share-based payments in the statement of operations and supercedes the original SFAS No. 123 that had allowed companies to choose between (1) expensing stock options in the statement of operations and (2) footnote disclosure of the pro-forma effect of expensing stock options. Included in SFAS No. 123 (revised) is a requirement to expense discounts in excess of 5% of the price of common stock on the date of purchase, such as the discount we provide under our ESPP. Under the original SFAS No. 123 Genelabs elected to disclose the pro-forma effect of expensing stock options in the footnotes, which included the ESPP. On April 14, 2005, the Securities and Exchange Commission announced the adoption of a new rule extending the compliance date for SFAS No. 123 (revised). Accordingly, Genelabs will be required to implement the revised share-based payment standard at the beginning of fiscal year 2006, and this will increase our operating expenses.

Vote Required

         Approval of the proposed amendment to the Plan for purposes of
Section 423 of the Internal Revenue Code of 1986, as amended, requires the affirmative vote of a majority of votes represented and voting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest shareholders own?

         The following table sets forth certain information regarding the ownership of our common stock as of April 22, 2005 by: (a) each director and nominee for director named in "Proposal 1--Election of Directors"; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock.


         Name and Address of Beneficial Owner                      Number of Shares      Percent of Total (1)
         ---------------------------------------------------     -------------------   ----------------------
         Veron International                                           5,391,633                 6.1%
               Top Floor Chinachem Golden
               77 Mody Road
               Tsimshatsui East
               Kowloon, Hong Kong
         Biotechnology Value Fund LP                                   5,030,529**               5.7%
               227 West Monroe Street - Suite 4800
               Chicago, Illinois  60606
         Irene A. Chow, Ph.D. (2)                                      1,352,739                 *
         James A. D. Smith (3)                                           485,891                 *
         Matthew M. Loar (4)                                             398,099                 *
         H. H. Haight (5)                                                375,000                 *
         Arthur Gray, Jr. (6)                                            289,997                 *
         Roy J. Wu (7)                                                   146,075                 *
         Ronald C. Griffith, Ph.D. (8)                                   123,713                 *
         Alan Y. Kwan (9)                                                 99,500                 *
         Mumtaz Ahmed, M.D., Ph.D. (10)                                   52,161                 *
         All directors and executive officers as a group (12           3,897,017                 4.3%
         persons) (11)

         *      Represents less than 1%.
         ** Represents share holdings as provided to the Company as of March 1, 2005, which the Company believes to be accurate. This is the most recent date for which data are available.

         (1) Based on 88,503,779 shares of Genelabs common stock outstanding as of April 22, 2005.

         (2) Represents 45,835 shares of common stock held by Dr. Chow and 1,306,904 shares underlying options exercisable within 60 days of April 22, 2005.

         (3) Represents 87,626 shares of common stock held by Mr. Smith and 398,265 shares underlying options exercisable within 60 days of April 22, 2005.

         (4) Represents 83,369 shares of common stock held by Mr. Loar, including 10,000 shares held by Mr. Loar's children, and 314,732 shares underlying options exercisable within 60 days of April 22, 2005.

         (5) Represents 260,000 shares of common stock held by Mr. Haight and 115,000 shares underlying options exercisable within 60 days of April 22, 2005.

         (6) Represents 225,000 shares of common stock held by Mr. Gray, including 35,000 shares held by his spouse and 35,000 shares held by a trust of which he is the beneficiary, and 65,000 shares underlying options exercisable within 60 days of April 22, 2005.

         (7) Represents 27,951 shares of common stock held by Mr. Wu and 118,124 shares underlying options exercisable within 60 days of April 22, 2005.

         (8) Represents 4,964 shares of common stock held by Dr. Griffith and 118,749 shares underlying options exercisable within 60 days of April 22, 2005.

         (9) Represents 4,500 shares of common stock held by Mr. Kwan and 95,000 shares underlying options exercisable within 60 days of April 22, 2005.

         (10) Represents 2,161 shares of common stock held by Dr. Ahmed and 50,000 shares underlying options exercisable within 60 days of April 22, 2005.

         (11) Represents 906,016 shares of common stock held by all directors and executive officers as a group, including three executive officers not listed above, and 2,991,001 shares underlying options exercisable within 60 days of April 22, 2005.

Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely complied with.

                              EXECUTIVE OFFICERS

Who are our executive officers?

The executive officers of Genelabs are:


            Name                              Age*                       Position
  ---------------------------------------    --------    ------------------------------------------------------------------------
  James A.D. Smith                             46        President & Chief Executive Officer
  Mumtaz Ahmed, M.D., Ph.D.                    68        Vice President, Drug Development
  Adrian Arima                                 55        Vice President, General Counsel
  Ronald C. Griffith, Ph.D.                    57        Vice President, Research
  Heather Criss Keller                         39        Senior Business Strategy Advisor and Secretary
  Matthew M. Loar                              42        Chief Financial Officer
  Kenneth E. Schwartz, M.D.                    57        Vice President, Medical Affairs
  Roy J. Wu                                    50        Vice President, Business Development
       _____________
       *  Age at April 1, 2005

         Irene A. Chow, Ph.D., has been Chairman of the Board since April 1999 and was Chief Executive Officer from January 2001 to March 2004. From 1995 through March 1999 she was President and Chief Executive Officer. Dr. Chow joined Genelabs as an officer and director in 1993. In addition to her duties at the Company, Dr. Chow is also the chairman of the board of Genovate Biotechnology Co., Ltd. (formerly Genelabs Biotechnology Co., Ltd.). Before joining Genelabs, Dr. Chow held several positions at Ciba-Geigy Corporation, most recently as Senior Vice President of Drug Development for the pharmaceuticals division. Prior to joining Ciba-Geigy, Dr. Chow served as an associate professor and assistant dean of Health Related Professions at Downstate Medical School, State University of New York. Dr. Chow received her B.A. degree in Literature from National Taiwan University, and both an M.A. and a Ph.D. in Biostatistics from the University of California, Berkeley.

         James A. D. Smith has been Chief Executive Officer since March 2004. He has been President of Genelabs since April 1999. From January 2000 to January 2001, Mr. Smith also served as Chief Executive Officer. From October 1996 through March 1999, Mr. Smith was Chief Operating Officer. From June 1995 through September 1996, Mr. Smith was Vice President, Marketing and Business Development, and from January 1994 through June 1995, Mr. Smith was Director of Marketing. Before joining Genelabs, Mr. Smith was with ICN Pharmaceuticals for more than ten years in various marketing and business development positions, most recently as Director of Worldwide Business Development. Mr. Smith received his B.S. in Molecular and Cellular Biology from the University of California, San Diego.

         Mumtaz Ahmed, M.D., Ph.D. has been Vice President, Drug Development since June 2003. From 1993 through 2002, Dr. Ahmed was Vice President, Medical Affairs of Ascent Pediatrics. Dr. Ahmed received his M.D. from UACJ School of Medicine, Cd. Juarez, Mexico and his Ph.D. from the Indiana University School of Medicine.

         Adrian Arima has been Vice President, General Counsel since June 2004. From September 2001 until March 2004 he was at SangStat Medical Corporation, first as Vice President, Associate General Counsel and Secretary until August 2002 and then as Senior Vice President, General Counsel and Secretary. From December 1997 until October 2000 he was employed within the Novartis AG organization culminating in positions as Vice President, General Counsel and Secretary of SyStemix, Inc., and Genetic Therapy, Inc. Mr. Arima received his B.A. and M.S. degrees from Stanford University and his J.D. from the University of California, Berkeley.

         Ronald C. Griffith, Ph.D., has been Vice President, Research since December 2001. From May 2001 until December 2001, Dr. Griffith was Vice President of Medicinal Chemistry with Isis Pharmaceuticals Corp. From February 2000 through May 2001 he was Vice President of Chemistry at X-Ceptor Therapeutics. Before that, Dr. Griffith was Director of Chemical Sciences at Tanabe Research Laboratories, USA from 1997 through 2000. Dr. Griffith received his B.S. degree from Alfred University and his Ph.D. in Organic Chemistry from Syracuse University and was a post-doctoral fellow at California Institute of Technology.

         Heather Criss Keller has been Senior Business Strategy Advisor since June 2004 and Secretary since August 1999. From January 2001 through June 2004 she served as Vice President, General Counsel, before which she was Vice President, Legal Affairs from January 2000 until January 2001 and Director of Legal Affairs from October 1998 through January 2000. From September 1996 until July 1998 Ms. Keller was Senior Corporate Counsel at Heartport, Inc. Ms. Keller received her B.A. from Duke University and her J.D. from Vanderbilt University School of Law.

         Matthew M. Loar has been Chief Financial Officer since September 2001. From January 1999 to September 2001 he was Vice President, Finance, and for approximately three years previously was Director of Finance and Controller. Mr. Loar held various positions in finance and accounting for ten years prior to joining the Company, including five years in public accounting at Coopers & Lybrand. Mr. Loar is a Certified Public Accountant and received his B.A. in Legal Studies from the University of California, Berkeley.

         Kenneth E. Schwartz, M.D., has been Vice President, Medical Affairs since February 2002, prior to which he served as Senior Medical Director beginning in 1995. Before joining Genelabs, Dr. Schwartz held several positions with Syntex Research and was an Assistant Clinical Professor in Internal Medicine - Endocrinology and Metabolism at the University of California, San Francisco. Dr. Schwartz received his B.S. in Chemistry from University of California, Los Angeles and his M.D. from Stanford University.

         Roy J. Wu has been Vice President of Business Development since October 2001. From October 1997 to October 2001, he served as Vice President, Corporate Secretary and member of the board of directors of Kissei Pharma, USA. Mr. Wu received his B.S. in Biology from University of San Francisco and his M.B.A. in International Finance from University of San Francisco.

         There are no family relationships among any of our directors and executive officers.

                            EXECUTIVE COMPENSATION

         The following table indicates information concerning compensation of our Chief Executive Officers and our four most highly compensated executive officers other than the Chief Executive Officers whose salary and bonus exceeded $100,000 for the last fiscal years ended 2004, 2003 and 2002 (the "named executive officers").


                          SUMMARY COMPENSATION TABLE


                                             Annual Compensation                Long-Term Compensation
                                 --------------------------------------------   ----------------------
                                                                                        Awards
                                                                                ----------------------
                                                                 Other Annual         Securities
                                           Salary       Bonus    Compensation     Underlying Options
  Name and Principal Position    Year        ($)       ($) (1)      ($) (2)            (#) (3)           All Other Compensation
-----------------------------   ------    -----------  --------  ------------   -----------------------  -----------------------
  Irene A. Chow, Ph.D. (4)       2004      318,250 (5)        0    407,939             406,905                    --
     Chairman of the Board       2003      504,397      302,939     52,500             100,000                    --
                                 2002      495,833            0          0             180,000                    --

  James A. D. Smith (6)          2004      329,883       70,245     39,830             65,000                     --
     President and               2003      296,136      127,048     30,489             40,000                     --
       Chief Executive Officer   2002      292,838            0     27,709             72,000                     --

  Mumtaz Ahmed, M.D., Ph.D.      2004      277,500       39,200          0             30,000                     --
     Vice President,
     Drug Development            2003      114,583       23,479      9,900(7)          80,000                     --

  Matthew M. Loar                2004      245,492       34,510     35,450             30,000                     --
     Chief Financial Officer     2003      229,003       78,598     29,083             40,000                     --
                                 2002      226,417            0     23,179             72,000                     --

  Ronald Griffith, Ph.D.         2004      242,108       34,020     63,500(8)          30,000                     --
     Vice President, Research    2003      226,983       77,900     50,000(9)          40,000                     --
                                 2002      225,000            0     75,989(10)         20,000                     --

  Roy J. Wu                      2004      222,516       31,290     14,800             30,000                     --
     Vice President,
     Business Development        2003      206,812       44,400      2,500             40,000                     --
                                 2002      204,586            0          0             20,000                     --

___________________


(1) Represents incentive bonus amounts earned for the fiscal year, which are generally paid out approximately February 15 of the following year. However, no bonuses were paid out in February 2003 for 2002 services due to financial constraints of the Company and contingency criteria the board of directors established for payment of incentive bonuses. Therefore, the bonus payments for 2003 represent two years of bonuses - the 2002 contingent bonuses which were paid out in November 2003 as well as the amount earned in 2003 which was paid out in February 2004.

(2) Unless otherwise noted, amounts in this column represent amounts vested in the long-term portion of Genelabs' Annual and Long-Term Incentive Based Compensation Program.

(3) Stock options generally vest over four years, with 25% of the shares granted vesting on the one-year anniversary of the date of grant and the remainder vesting over the next three years, except for the grants to Dr. Chow which vested immediately.

(4) Dr. Chow was Chairman and Chief Executive Officer until March 8, 2004 when she retired as from her full-time position as Chief Executive Officer, becoming Chairman of the Board and working a part-time schedule. At her retirement from full-time responsibilities, the board of directors immediately vested the previously unvested balance of $302,939 in the long-term portion of Genelabs' Annual and Long-Term Incentive Based Compensation Program, with timing of the payment to be at Dr. Chow's discretion. This amount is included in "Other Annual Compensation", as is $105,000 regular vesting in the long-term portion of Genelabs' Annual and Long-Term Incentive Based Compensation Program. As Chairman, Dr. Chow is paid an annual salary of $200,000, but she no longer participates in the Company's Annual and Long-Term Incentive Based Compensation Program and no longer accrues vacation. Immediately prior to her retirement, Dr. Chow's annual salary as Chairman and Chief Executive Officer was $516,200.

(5) Includes $59,561 in payout of accrued vacation at the time of retirement from full-time responsibilities.

(6) Mr. Smith was President until March 8, 2004, when he also became Chief Executive Officer. In connection with his increased responsibilities, Mr. Smith's annual base salary was increased to $334,500.

(7) Dr. Ahmed's employment with the Company began on June 13, 2003. Other annual compensation for Dr. Ahmed in 2003 represents temporary housing, related costs and travel due to relocation.

(8) Represents $50,000 for housing allowance paid to Dr. Griffith and $13,500 for the amount vested in the long-term portion of Genelabs' Annual and Long-Term Incentive Based Compensation Program.

(9)   Represents a housing allowance paid to Dr. Griffith.

(10) Represents $66,984 for temporary housing and related costs and $9,005 for travel due to relocation.

         In July 2004, the board of directors granted Dr. Chow options to purchase 306,905 shares of common stock, and also granted Mr. Smith options to purchase 25,000 shares of common stock. Both of these grants were priced at $2.50 per share, a premium of approximately 22% to the Company's stock price on the date grant. The options granted in July 2004 were immediately vested and expire three years from the date of grant. These options are included in the table above.

                       Option Grants in Last Fiscal Year

         The following table sets forth information regarding individual grants of options to purchase shares of Genelabs common stock made during 2004 to each of the named executive officers.

         In the fiscal year ended December 31, 2004, we granted options to purchase up to an aggregate of 1,515,000 shares to employees, directors and consultants. Stock options are awarded with an exercise price equal to or exceeding the fair market value of Genelabs common stock on the date of award. Generally, these stock option grants have a four-year vesting period with 25% of the shares subject to the stock options vesting and becoming exercisable on the first anniversary of the date of grant, and thereafter the remaining 75% of the shares subject to the stock options vesting and becoming exercisable in 36 equal monthly installments, so long as employment or service with Genelabs continues. The options granted generally have a 10-year term, however, in July 2004 the Board of Directors granted options for 306,905 shares to the Chairman and for 25,000 shares to the Chief Executive Officer which were immediately vested and expired in three years.


                                                   Individual Grants
                             ---------------- ---- --------------------------------
                             Number of              % of Total
                             Securities               Options
                             Underlying             Granted to          Exercise                             Grant Date
                             Options                 Employees           Price            Expiration        Present Value
Name                         Granted (#)              in 2004          ($/Share)             Date              ($) (1)
                             ----------------      --------------     -------------      -------------     ----------------

Irene A. Chow, Ph.D.            100,000(2)               6.9               2.50             8/23/2014          102,197
                                306,905(3)              21.1               2.50             7/23/2007          209,555

James A.D. Smith                 40,000(4)               2.7               2.50             1/23/2014           65,824
                                 25,000(3)               1.7               2.50             7/23/2007           17,070

Ronald C. Griffith, Ph.D.        30,000(1)               2.1               2.50             1/23/2014           49,368

Matthew M. Loar                  30,000(1)               2.1               2.50             1/23/2014           49,368

Mumtaz Ahmed, M.D., Ph.D.        30,000(1)               2.1               2.50             1/23/2014           49,368

Roy J. Wu                        30,000(1)               2.1               2.50             1/23/2014           49,368


___________________________

(1) The estimated "grant date present value" of options granted in 2004 is based on a Black-Scholes option pricing model, which reflects certain assumptions regarding variable factors such as interest rates and stock price volatility. Stock options have value only as a result of appreciation in the price of Genelabs common stock. If, at the time of exercise, the price of Genelabs common stock is the same as or lower than the option exercise price, there will be no gain to the optionee. For the purposes of establishing the "grant date present value" shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of 3.5%, volatility factor of the expected market price of the Genelabs common stock of 1.0, and an expected life of the options of one year subsequent to vesting.

(2) Stock options awarded with an exercise price equal to the fair market value of Genelabs common stock on the date of grant and fully vested on the date of grant. These options expire ten years from the date of grant.

(3) Stock options awarded with an exercise price approximately 22% higher than the fair market value of Genelabs common stock on the date of grant and fully vested on the date of grant. These options expire three years from the date of grant.

(4) Stock options awarded with an exercise price equal to the fair market value of Genelabs common stock on the date of grant. These stock option grants have a four-year vesting period with 25% of the shares subject to the stock options vesting and becoming exercisable on the first anniversary of the date of grant, and thereafter the remaining 75% of the shares subject to the stock options vesting and becoming exercisable in 36 equal monthly installments, so long as employment with Genelabs continues. These options expire ten years from the date of grant.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
Values

         The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 2004. No options were exercised by the named executive officers during the fiscal year ended December 31, 2004.


                                                                  Number of Securities              Value of Unexercised
                                                                 Underlying Unexercised           In-the-Money Options at
                                                           Options Held at Fiscal Year-End (#)      Fiscal Year-End ($)
                                                           -----------------------------------    -----------------------
                                  Shares
                                Acquired on       Value
Name                           Exercise (#)   Realized ($)    Exercisable    Unexercisable      Exercisable    Unexercisable
--------------------           ------------   ------------    -----------    -------------      -----------    -------------
Irene A. Chow, Ph.D.              ------         ------        1,252,868         66,037            14,983          8,217
James A.D. Smith                  ------         ------          390,766         83,834             5,993          3,287
Ronald C. Griffith, Ph.D.         ------         ------           91,249         78,751             3,746          2,054
Matthew M. Loar                   ------         ------          290,733         74,667             5,993          3,287
Mumtaz Ahmed, M.D. Ph.D.          ------         ------           30,000         80,000                 0              0
Roy J. Wu                         ------         ------           93,019         71,981             1,873          1,027

___________________

         The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on a value of $1.20 per share, the closing price of our common stock as of December 31, 2004, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 2001 Stock Option Plan.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

Employment Contracts

         Except as described below, the Company has not entered into any employment agreements with the named executive officers, and their employment may be terminated at any time at the discretion of the Board of Directors.

         The Company has entered into agreements with each of the named executive officers providing certain compensation in the event of a change in control of the Company. The Agreements are not employment contracts but are intended to ensure that the Company will have the continued dedication and objectivity of the employee, notwithstanding the possibility or occurrence of a change of control. The agreements provide for the immediate vesting of all unvested shares of stock options granted by Genelabs to the named executive officers upon the effective date of a change in control (as defined in the agreements) of the Company (referred to as the Effective Date). The agreements also provide various severance benefits to such named executives if their employment is terminated (other than for cause (as defined in the agreements), disability or death) or an involuntary termination (as defined in the agreements) occurs, in either case within eighteen (18) months following the Effective Date (such terminations referred to as "Involuntary Termination"). Under the change of control agreement between the Company and Dr. Chow, upon an Involuntary Termination she receives salary continuation for 24 months, a lump sum payment of 150% of her target bonus potential for the calendar year in which the Involuntary Termination takes place, payment of any accrued but unpaid long-term incentive bonus and continuation of health care coverage for 18 months. Dr. Chow currently does not participate in the Company's annual bonus plan and does not have any accrued bonus. Under the change of control agreement with each other named executive officer, upon Involuntary Termination the executive receives salary continuation for 12 months, a lump sum payment of 100% of the executive's target bonus potential for the calendar year in which the Involuntary Termination takes place, payment of any accrued but unpaid long-term incentive bonus and continuation of health care coverage for 12 months.

         For each named executive officer, the amount of such payments shall be either: (a) the full amount of the payments, or (b) a reduced amount which would result in no portion of the payments being subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, whichever of
(a) or (b), taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by the employee, on an after-tax basis, of the greatest amount of benefit.

Limitation of Liability and Indemnification

         The Company's articles of incorporation and bylaws include provisions that eliminate the liability of the directors for monetary damages to the fullest extent under California law.

         In addition to the indemnification set forth in the Company's articles of incorporation and bylaws, as a general practice, the Company enters into agreements with each director and officer pursuant to which the Company agrees to indemnify such directors and officers. These agreements, among other things, provide for indemnification for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at the Company's request. Genelabs believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.


        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION1

         The Compensation Committee (the "Committee") acts on behalf of the Board of Directors to oversee the implementation of the Company's general compensation policy for all employees of the Company. The Committee consists of two members of the Board of Directors. These Compensation Committee members are not our employees. The Committee makes recommendations for the compensation of the Company's executive officers to the Board of Directors, which is responsible for determining and approving compensation levels. A copy of the Compensation Committee's charter is available on our website at www.genelabs.com under the heading "Investor Information/Corporate Governance."

Section 162:

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under our 2001 Stock Option Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m). Our Board of Directors has the discretion to issue a bonus to our Chairman of up to $1 million if our investigational drug for the treatment of lupus, Prestara(TM), is approved by the U.S. Food and Drug Administration. If such bonus is approved, a determination would be made at that time whether the bonus would be deductible under Section 162(m).

Compensation Philosophy:

         The Committee's philosophy in recommending compensation for executive officers, including the chief executive officer, is to relate compensation principally to corporate and executive performance within the context of maintaining appropriate market competitiveness. Compensation for the chief executive officer and each of the Company's other executive officers generally consists of three elements: base salary, a performance-based bonus which has both an annual component and a long-term incentive component, and long-term equity incentives consisting of stock option grants with exercise prices set at the fair market value, or greater, at the time of the grant and eligibility to participate in the Company's Employee Stock Purchase Plan ("ESPP"). Base salaries and cash bonuses are determined annually, based in part on the achievement of corporate performance goals and objectives set by the board. Under these performance

-------------------

1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

criteria, executive officers' compensation, including the chief executive officer's compensation, is based on the Company's success in meeting these established goals and objectives. In addition, regular employees generally participate in the annual cash bonus program and stock option plan, and some employees elect to participate in the ESPP, certain management employees also participate in the long-term incentive based bonus program. The process for bonus determinations is set forth in the Company's Annual and Long-Term Incentive Based Compensation Plan adopted in 1994 and last amended in July 2003 (the "Bonus Plan").

          In recommending compensation for all executive officers, the Committee also takes into consideration the financial condition and prospects for the Company as well as any promotions or changes in responsibilities that may have taken place during the fiscal year. Total compensation paid by the Company to its chief executive officer and other executive officers is designed to be competitive with compensation packages paid to the management of comparable companies in the biopharmaceutical industry. In making its compensation decisions, the Committee takes into consideration information and reports including surveys of compensation programs and practices of competing biopharmaceutical companies as well as publicly available information and reports from compensation consulting firms. In addition, custom survey data are reviewed on a case-by-case, position-by-position basis as the Committee deems necessary or appropriate. The Committee strives to provide compensation packages that are competitive at or about the 50th percentile of the companies surveyed.

         Our stock option plans have been established to provide all our employees with an opportunity to share, along with our shareholders, in our long-term performance. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to employees upon commencement of employment. Stock options granted under the plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive's existing options.

         The Company does not provide to any Director or employee as compensation any personal benefits such as cars, corporate jets, tax or financial advice, country club memberships, apartments or any similar personal items, except that temporary housing may be provided to newly hired employees at the Company's expense.

2004 Performance Review:

         Goal achievement for purposes of the Company-wide Bonus Plan and executive officers' compensation are normally reviewed in January. The Board of Directors noted several significant accomplishments of the Company during 2004, including negotiation of a collaborative agreement with Tanabe Seiyaku Co., Ltd. for development and marketing of the Company's Prestara(TM) drug candidate in Japan, divestment of the Company's diagnostics business, achievement of all research objectives in the Company's program to discover potential drugs to treat infections by the hepatitis C virus ("HCV"), successful and timely negotiation of a significant collaborative agreement for the nucleoside HCV program with Gilead Sciences, Inc., achievement of key financial objectives for the year, and successful implementation of Sarbanes-Oxley corporate governance objectives for the Company. The Board of Directors noted that certain other significant 2004 Company goals were not met, including not achieving a positive result in Study GL02-01 which may have allowed a filing for regulatory approval of Prestara with the U.S. Food and Drug Administration if Study GL02-01 had it been positive, and not achieving goals for European regulatory review and securing of a European collaborator for Prestara.

         The Board of Directors noted that the failure to achieve certain goals relating to Prestara had a very significant impact on the Company's valuation and business prospects and assigned zero credit under the Bonus Plan for these objectives. However, the Board of Directors also determined that other objectives were achieved which they believed were important to the Company. Based on this determination and its evaluation of the employees' contributions, achievements and performance, the board designated that the Company's 2004 objectives had been achieved at 70% of the target level. The 2004 bonuses were paid out in the first quarter of 2005 at 70% of target, with portions of the bonus for executives deferred as specified in the Bonus Plan. Base salary increases and stock options were granted as part of the annual performance and compensation review.

Special Considerations Relating to Equity Compensation in 2004:

         The Board of Directors addressed certain special situations in 2004 resulting in additional option grants. In July 2004, it was noted that certain long-time employees held options that were to expire before the end of that month. Given the urgency to complete the Company's clinical trial, among other factors, the Board of Directors authorized a grant of additional stock options to those employees who were continuing in the Company's employment. The only officers affected by this grant were the Chairman who received an option grant of 306,905 shares and the Chief Executive Officer who received an option grant of 25,000 shares. All grants were at a strike price of $2.50 which exceeded the then fair market value of the Company's stock by approximately 22%. The options were immediately vested and expired three years from the date of grant.

         In November 2004, management recommended a special stock option grant to non-officer employees in light of the results recently announced from the Company's clinical trial, which had depressed the Company's stock price. Consequently, in order to aid in the retention of employees and to continue to motivate them to accomplish the Company's goals, the Board of Directors authorized the grant of 200,000 shares at the then fair market value with vesting through December 31, 2005. Officers of the Company were excluded from these option grants.

         As a result of these stock option grants and the grants made as a result of the Board of Directors' annual review of 2004 performance and compensation in January 2005, the Board of Directors recognized that the number of shares available for grant under the Company's 2001 Stock Option Plan have been substantially depleted, leaving less than 700,000 shares available on February 28, 2005. The Board of Directors determined that the option grants were necessary given a number of factors, including the current business prospects of the Company, the need to continue progress on the Company's HCV research programs, the additional work on the clinical development of Prestara, including the open-label follow-on study and assistance with the analysis of the prasterone trial by a licensee in Taiwan, and the fact that the Company was operating with reduced staffing, partly as a result of past reductions in force.

Chairman and Chief Executive Officer Compensation:

         Dr. Irene A. Chow served as the Company's Chairman and Chief Executive Officer until March 8, 2004, at which time she retired from her position as Chief Executive Officer to be solely Chairman of the Board of Directors. Dr. Chow's initial 2004 compensation as Chairman and Chief Executive Officer at an annual salary of $516,200 (unchanged from her salary at the end of 2003), was recommended by the Committee with due regard to her industry experience, competitive salary information and current market conditions. The amount of Dr. Chow's total compensation as Chief Executive Officer, determined by the Board of Directors, was based on the Company's 2003 results and her individual performance with respect to meeting previously established performance objectives.

         Effective March 8, 2004, Dr. Chow became a part-time employee of the Company with health benefits and other benefits normally made available to part-time employees, but ceased participation in the Company's Bonus Plan, certain insurance benefits, vacation and sick leave. Her accrued vacation was paid out and all accrued amounts she had earned under the Bonus Plan were accelerated and paid out. In her new role, Dr. Chow provides strategic advice and counsel to management, strategic and tactical assistance with the Company's drug development and drug discovery programs, and other assistance. Her salary was set at $200,000 on an annualized basis. Dr. Chow's responsibilities and compensation as Chairman are reviewed annually and were not changed for 2005.

         James A.D. Smith was appointed President and Chief Executive Officer effective March 8, 2004. Before that time, he was President of the Company. Before his promotion to Chief Executive Officer, Mr. Smith's salary was $318,500, approximately a 5% increase from his salary at the end of 2003. The Compensation Committee reviews total direct compensation for the chief executive officer from the survey data gathered on companies in the biopharmaceutical industry and/or of the Company's size and complexity. In determining Mr. Smith's 2004 bonus and salary, the Committee recognized his contributions to the performance of the Company, which included continued progress of the Company's research and development programs, its business development activities and financial condition. In addition, the Committee took into consideration Mr. Smith's industry experience, competitive salary information and current market conditions in accordance with the objectives and policies as set forth above. The Committee also recognized the value of Mr. Smith's performance and providing the leadership to achieve results. Consequently, Mr. Smith's salary as President and Chief Executive Officer was set at $334,500, approximately a 5% increase over his salary as President. In making its determination with respect to the bonus to be awarded to Mr. Smith for 2004, the Committee's assessment was that Mr. Smith's performance was important to the achievement of the Company's performance objectives, and the Board of Directors granted Mr. Smith's cash bonus for 2004 in the first quarter of 2005 at 70% of the target level. Mr. Smith's salary for 2005 was not changed.

Changes in Composition of the Compensation Committee

         Arthur Gray, Jr. was appointed as a member of the Compensation Committee and its Chairman in June 2004, when the prior Committee Chairman, J. Richard Crout, M.D., elected not to stand for re-election to the Board.

                                                         COMPENSATION COMMITTEE


                                                    /s/ ARTHUR GRAY, JR., CHAIR
                                                               /s/ ALAN Y. KWAN

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee for all or a portion of fiscal 2004 were J. Richard Crout, M.D., Alan Y Kwan, and Arthur Gray, Jr. None of the members of the Compensation Committee during fiscal 2004 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC's rules requiring disclosure of related party transactions.

                         REPORT OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS2

         The Audit Committee is comprised of three outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") listing standards. On June 10, 2004, Alan Y. Kwan was appointed to the Audit Committee, replacing Nina K. Wang who did not stand for re-election to the Board. On January 23, 2004, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee's duties and responsibilities and reflects new SEC regulations and NASD rules. A copy of the Audit Committee's charter was attached as an exhibit to our 2004 Proxy and is available on our website at www.genelabs.com under the heading "Investor Information/Corporate Governance."

         The Audit Committee oversees Genelabs' financial reporting process on behalf of the board of directors. Genelabs' management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Audit Committee and Genelabs' independent auditors, Ernst & Young LLP, have discussed the overall scope and plans for their audits. The Audit Committee periodically meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Genelabs' internal controls and the overall quality of Genelabs' financial reporting.

         The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with management and with our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the independence of the independent registered public accounting firm.

         Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

                                                              AUDIT COMMITTEE
                                                       /s/ H.H. HAIGHT, CHAIR
                                                         /s/ ARTHUR GRAY, JR.
                                                             /s/ ALAN Y. KWAN


-------------------

2 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

PERFORMANCE MEASUREMENT COMPARISON(3)

         The following graph shows the change in our cumulative total shareholder return for the last five fiscal years, based upon the market price of our common stock, compared with: (i) the cumulative total return on Nasdaq Stock Market Index and (ii) the Nasdaq Pharmaceuticals Index. The graph assumes a total initial investment of $100 as of December 31, 1999, and shows a "Total Return" that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT


                               [OBJECT OMITTED]





-------------------

3 The material in the following is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From January 1, 2004 to the present, there have been no transactions in which the amount involved exceeded $60,000 to which Genelabs or any of its subsidiaries was a party and in which any executive officer, director, 5% beneficial owner of common stock or member of the immediate family of any of the foregoing persons had or has a direct or indirect material interest, except the compensation arrangements described above.

         Genelabs' Chairman, Irene A. Chow, Ph.D., is also chairman of the board of directors of Genovate Biotechnology Co., Ltd., or Genovate. She receives a salary of approximately $93,000 per year from Genovate. Dr. Chow owns shares of Genovate representing less than 1% of the company. In 1995, Genelabs licensed to Genovate, in exchange for an equity position in Genovate, its rights to its prasterone drug candidate, known as Prestara(TM), for Australia, New Zealand and the Asian countries (except Japan). From time to time Genelabs has sold its Genovate shares and currently holds approximately 8% of the equity in Genovate. The companies have also agreed to share clinical data related to prasterone.

                                OTHER BUSINESS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

                            ADDITIONAL INFORMATION

         The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process of "householding" potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, 505 Penobscot Drive, Redwood City, California 94063 or by calling Investor Relations at (650) 369-9500.



                                            By Order of the Board of Directors



                                                          HEATHER CRISS KELLER
                                                                     Secretary

                                                                April 29, 2005


         A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2004 has been included within the package of materials sent to you as well as a copy of our 2004 Annual Report to Shareholders.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          GENELABS TECHNOLOGIES, INC.
                  FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 14, 2005

         The undersigned shareholder of GENELABS TECHNOLOGIES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 29, 2005, and the 2004 Annual Report to Shareholders and hereby appoints James A.D. Smith and Adrian Arima, and each of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of GENELABS TECHNOLOGIES, INC. to be held on June 14, 2005 at 10:00 a.m., Pacific Daylight Time, at GENELABS TECHNOLOGIES, INC.'s principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063, and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS AND FOR THE RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.       ELECTION OF DIRECTORS

          NOMINEES:             Irene A. Chow               H. H. Haight
                                Arthur Gray, Jr.            Alan Y. Kwan
                                                            James A. D. Smith

         _____FOR ALL NOMINEES          _____WITHHELD FROM ALL NOMINEES

         ______________________________________________
         (INSTRUCTION):  TO WITHHOLD AUTHORITY TO
         VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
         NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.

2. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

            ______FOR                 ______AGAINST              ______ABSTAIN

3.       AUTHORIZE THE BOARD TO EFFECT A ONE-FOR-FIVE REVERSE SPLIT OF COMMON
         STOCK

            ______FOR                 ______AGAINST              ______ABSTAIN


4.       AMENDMENT OF OUR 2001 STOCK OPTION PLAN

            ______FOR                 ______AGAINST              ______ABSTAIN


5. AMENDMENT OF OUR 2001 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

            ______FOR                 ______AGAINST              ______ABSTAIN



                         ___   MARK HERE                    ___   MARK HERE
                        |   |  FOR ADDRESS                 |   |  IF YOU PLAN
                        |___|  CHANGE AND                  |___|  TO ATTEND
                               NOTE AT LEFT                       THE MEETING


Signature(s)_______________________________________ Dated:_____________, 2005

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                   Exhibit A
                                   ---------
                                    Form of
                           Certificate of Amendment
                                      of
                           Articles of Incorporation
                                      of
                          Genelabs Technologies, Inc.

                  James A.D. Smith and Heather C. Keller certify that:

                  1. They are the Chief Executive Officer and Secretary, of Genelabs Technologies, Inc., a California corporation.

                  2. The THIRD Article of the Articles of Incorporation of this corporation is hereby amended such that the following paragraph shall be inserted after the second paragraph thereof:

                  "(A) Upon the Certificate of Amendment becoming effective pursuant to the California Corporations Code of the State of California and without further action on the part of the Corporation or its shareholders, each five (5) shares of Common Stock then issued and outstanding shall be changed and reclassified into one (1) fully paid and nonassessable share of Common Stock. To reflect the said change and reclassification, each certificate representing shares of Common Stock then issued and outstanding, shall represent one-fifth the number of shares of Common Stock issued and outstanding after such change and reclassification; and the holder of record of each five (5) shares of Common Stock will have or be entitled to a certificate representing one (1) share of Common Stock of the kind authorized by the Certificate of Amendment. All holders of fractional shares resulting from the reverse stock split shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the shareholder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock on the thirty (30) trading days preceding the date that is five
(5) trading days before the effective time of the reverse stock split (as adjusted for the reverse stock split, or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days, as adjusted for the reverse stock split, or other price determined by the Board of Directors)."

                  3. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of the holders of Common Stock pursuant to Section 903 of the California Corporations Code. The total number of outstanding shares of Common Stock as of the record date of the vote, April
22, 2005, is     . No shares of Preferred Stock are outstanding. The
number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:

                                        --------------------------------
                                                James A.D. Smith
                                            Chief Executive Officer


                                        --------------------------------
                                               Heather C. Keller
                                                   Secretary

                                   Exhibit B
                                   ---------

                            2001 Stock Option Plan

                            2001 STOCK OPTION PLAN
                      Amended and Restated April 4, 2005

Section 1.        General Purpose of Plan; Definitions.

         The name of this plan is the 2001 Stock Option Plan (the "Plan"). The Plan was adopted by the Board (defined below) on April 23, 2001, subject to the approval of the shareholders of Genelabs Technologies, Inc. (the "Company"). The purpose of the Plan is to enable the Company to attract, retain and provide equity incentives to selected persons to promote the financial success of the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

         (2) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

         (3) "Board" means the Board of Directors of the Company.

         (4) "Change in Control" means a change in the ownership or control of the Company, effected through any of the following events:

               (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company) is or becomes, after the Effective Date (as defined herein), the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

               (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

               (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (5) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         (6) "Committee" means the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act or any other committee the Board may subsequently appoint to administer the Plan. Unless otherwise determined by the Board, the Committee shall be composed entirely of members who meet the qualifications referred to in Rule 16b-3 under the Exchange Act ("Rule 16b-3") and Section 162(m) of the Code. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

         (7) "Common Stock" means the common stock, no par value per share, of the Company.

         (8) "Company" means Genelabs Technologies, Inc., a corporation organized under the laws of the State of California (or any successor corporation).

         (9) "Disability" has the meaning as set forth in Section 22(e)(3) of the Code.

         (10) "Disinterested Person" shall have the meaning set forth in Rule 16b-3, and as such Rule may be amended from time to time, or any successor definition adopted by the SEC.

         (11) "Effective Date" shall mean the date provided pursuant to
Section 11.

         (12) "Eligible Recipient" means an employee, officer, director, consultant, independent contractor or advisor (provided such consultant, independent contractor or advisor renders bona fide services not in connection with the offer or sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company eligible to participate in the Plan pursuant to Section 4.

         (13) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

         (14) "Fair Market Value" means, as of any given date, the fair market value of a Share as determined by the Committee from time to time in good faith; provided that (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing price per Share reported on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, the fair market value of a Share on any date shall be the closing price per Share reported on the last trading day preceding such date as quoted on the Nasdaq and as reported in the Wall Street Journal.

         (15) "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         (16) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

         (17) "Optionee" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options.

         (18) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

         (19) "SEC" means the Securities and Exchange Commission.

         (20) "Securities Act" means the Securities Act of 1933, as amended, from time to time, or any successor thereto.

         (21) "Share" means a share of the Common Stock.

         (22) "Stock Option" means an option to purchase Shares granted pursuant to Sections 5 and 6 below.

         (23) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (24) "Ten Percent Shareholder" means a person who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

Section 2.  Administration.

         The Plan shall be administered in accordance with the requirements of
Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the
Code) and, to the extent applicable, Rule 16b-3, by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

         Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant Stock Options to Eligible Recipients pursuant to the terms of the Plan. The Administrator may delegate to officers of the Company the authority to grant Stock Options under this Plan to Eligible Recipients who are not officers or directors of the Company whose transactions in the Company's Common Stock are subject to Section 16(b) of the Exchange Act.

         Additionally, subject to the terms and provisions of the Plan, the Administrator's powers shall include, without limitation, the authority to:

         (1) select those Eligible Recipients who shall be Optionees;

         (2) determine whether and to what extent Stock Options are to be granted hereunder to Optionees including whether a Stock Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

         (3) determine the number of Shares to be covered by each such Stock Option granted hereunder, the exercise price of a Stock Option and the period during which the Stock Option may be exercised;

         (4) determine other terms and conditions, not inconsistent with the terms of the Plan, of each Stock Option granted hereunder;

         (5) determine whether an Optionee has ceased to be employed or retained by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated and whether an

Optionee who is a director, consultant, independent contractor or advisor is employed or retained by the Company or any Parent, Subsidiary or Affiliate of the Company;

         (6) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (7) interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and

         (8) otherwise supervise the administration of the Plan.

         All decisions and interpretations made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on the Company and all persons having an interest in any Stock Option or any Shares purchased pursuant to a Stock Option.

Section 3.  Stock Subject to Plan.

         The total number of Shares reserved and available for issuance under the Plan shall be 8,500,000. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. No one Optionee shall be eligible to receive more than 500,000 Shares during any single calendar year during the term of this Plan pursuant to the grant of Stock Options hereunder. Upon shareholder approval of the Plan, (1) the Company's 1995 Stock Option Plan (the "1995 Plan") shall be merged and incorporated into the Plan, effective immediately prior to the 2001 annual meeting of the shareholders of the Company, (2) all outstanding options under the 1995 Plan shall be treated as outstanding under the Plan; provided however, that each outstanding option so incorporated shall be governed solely by the express terms and conditions of the 1995 Plan and all other instruments evidencing the grant of such options, and (3) all available shares for grant under the 1995 Plan as of such date shall be available for grant hereunder, and any and all shares that would otherwise be returned to the 1995 Plan by reason of expiration of its term or cancellation upon termination of employment or service shall be available again for grant hereunder as of such date of cancellation or termination. Effective immediately prior to the 2001 annual meeting of the shareholders of the Company, and subject to shareholder approval of the Plan at such meeting, the 1995 Plan shall terminate and no further option grants shall be made therefrom.

         Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that a Stock Option expires or is otherwise terminated without being exercised, such Shares shall again be available for issuance in connection with future awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by an Optionee in connection with the exercise of a Stock Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future awards granted under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or other change in the capital structure of the Company, as may be determined by the Administrator, in its sole discretion and subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws, a substitution or adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan and (ii) the kind, number and option price of Shares subject to outstanding Stock Options granted under the Plan; provided, however, that the number of shares subject to any award shall always be a whole number; and provided further, that the exercise price may not be decreased to below the par value, if any, for the Shares. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4. Eligibility.

         Non-Qualified Stock Options may be granted to employees, directors, consultants, officers, independent contractors and advisors (provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer or sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company.

Section 5.  Stock Options.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Optionee and be outstanding concurrently hereunder.

         Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Optionee. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

         (1) Form of Stock Option Grant. Optionees who are granted Stock Options shall enter into a stock option agreement with the Company, in such form (which need not be the same for each Optionee) as the Administrator shall from time to time approve, which stock option agreement shall comply with and be subject to the terms and conditions of this Plan.

         (2) Date of Grant. The date of grant of a Stock Option shall be the date on which the Administrator makes the determination to grant such Stock Option unless otherwise specified by the Administrator. The stock option agreement representing the Stock Option will be delivered to the Optionee with a copy of this Plan within a reasonable time after the granting of the Stock Option.

         (3) Exercise Price. The option price per Share purchasable under a Stock Option shall be determined by the Administrator, in its sole discretion, on the date the Stock Option is granted; provided that (i) the exercise price of a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Stock Option is granted; (ii) the exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Stock Option is granted; and (iii) if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price of such Incentive Stock Option, to the extent required at the time of grant by the Code, shall be no less than 110% of the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted.

         (4) Exercise Period. Subject to this Section 5 and Section 10 herein, Stock Options shall be exercisable within the times or upon the events determined by the Administrator as set forth in the respective stock option agreement; provided, however, that no Stock Option shall be exercisable after the expiration of ten (10) years from the date the Stock Option is granted and provided, further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Stock Option is granted.

         (5) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or of any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Stock Options for the first $100,000 worth of Shares to become exercisable in such year shall be Incentive Stock Options and the Stock Options for the amount in excess of $100,000 that become exercisable in that year shall be Non-Qualified Stock Options. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to

Incentive Stock Options, such different limit shall be incorporated herein and shall apply to any Stock Options granted after the effective date of such amendment.

         (6) Stock Options Non-Transferable. Stock Options granted under this Plan, and any interest therein, shall not be transferable or assignable by an Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by such Optionee; provided, however, that Non-Qualified Stock Options may be transferred to such family members, trusts and charitable institutions as the Administrator, in its sole discretion, shall approve at the time of the grant of such Stock Option.

         (7) Assumed Stock Options. In the event the Company assumes a stock option granted by another company unless otherwise determined by the Administrator, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new stock option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

         (8) Exercise of Stock Options.

               (a) Notice. Stock Options may be exercised only by delivery (including electronic delivery or other delivery method approved by the Administrator) to the Company of a written stock option exercise agreement in a form approved by the Administrator (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

               (b) Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Administrator in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of Shares having a Fair Market Value equal to the applicable exercise price of the Stock Options that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by the Optionee in the open public market; (iii) by waiver of compensation due or accrued to the Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Stock Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company;
(v) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Stock Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) by any combination of the foregoing; or
(vii) by any other method approved by the Administrator.

               (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of a Stock Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Stock Option. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

               (d) Limitations on Exercise. The exercisability of a Stock Option shall be subject to the following:

                     (i) The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of a Stock Option, provided that such minimum number will not prevent an Optionee from exercising the full number of Shares as to which the Stock Option is then exercisable.

                     (ii) A Stock Option shall not be exercisable unless such exercise is in compliance with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

         (9) Termination of Employment or Service Other Than Due to Death or Disability. Unless otherwise provided in the applicable stock option agreement, if an Optionee ceases to be employed or retained by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or Disability, the Optionee may exercise such Optionee's Incentive Stock Options or Non-Qualified Stock Options, to the extent that they are exercisable on the date of termination, within three (3) months after the date of termination or such other time period as may be specified in the applicable stock option agreement (but in no event later than the expiration date of the term of such Stock Option as set forth in Section 5(4) above). To the extent an Optionee was not entitled to exercise a Stock Option at the date of termination, or if an Optionee does not exercise such Stock Option to the extent so entitled within the time specified herein, the Stock Option shall terminate unless as otherwise provided in the applicable stock option agreement.

         (10) Termination of Employment or Service Due to Death or Disability. Unless otherwise provided in the applicable stock option agreement, if an Optionee's employment or retention with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the Optionee's death or Disability, the Optionee may exercise such Optionee's Incentive Stock Options or Non-Qualified Stock Options, to the extent that they are exercisable on the date of termination, by the Optionee (or the Optionee's legal representative) within twelve (12) months after the date of termination or such other time period as may be specified in the applicable stock option agreement (but in no event later than the expiration date of the term of such Stock Option as set forth in Section 5(4) above). To the extent an Optionee was not entitled to exercise a Stock Option at the date of termination, or if an Optionee does not exercise such Stock Option to the extent so entitled within the time specified herein, the Stock Option shall terminate unless as otherwise provided in the applicable stock option agreement.

Section 6.  Option Grants for Non-Employee Directors

         (1) Eligibility Generally. Non-employee directors of the Company or any Parent, Subsidiary or Affiliate of the Company shall be granted automatic Stock Options pursuant and subject to Sections 6(2) and (3) below. In addition to the foregoing, Stock Options may be granted to such non-employee directors of the Company or any Parent, Subsidiary or Affiliate of the Company as the Administrator shall select from time to time in its sole discretion, and subject to such terms and conditions as the Administrator shall determine, in its sole discretion. Directors may be granted more than one Stock Option under the Plan.

         (2) Eligibility for Automatic Stock Options. Each non-employee director, upon his or her first election or appointment to the Board, will be granted a Stock Option to purchase 30,000 Shares. At the Company's Annual Meeting of Shareholders following the second anniversary of his or her election or appointment to the Board, and at each subsequent Annual Meeting of Shareholders, each such director will be granted an additional Stock Option to purchase 15,000 Shares.

         (3) Terms and Conditions of Automatic Stock Options. The terms and conditions of the automatic Stock Option grants to non-employee directors of the Company or any Parent, Subsidiary or Affiliate of the Company pursuant to
Section 6(2) and this Section 6(3) are as follows:

               (a) Date of Grant. The dates of grant of the automatic Stock Options shall be the dates described in Section 6 (2) above. The stock option agreement representing the Stock Option will be delivered to the Optionee within a reasonable time after the granting of the Stock Option.

               (b) Exercise Price. The exercise price of the automatic Stock Option shall be the Fair Market Value of the Shares at the time that the Stock Option is granted.

               (c) Vesting and Exercise Period. The automatic Stock Options shall be fully vested and exercisable in their entirety immediately upon grant for the term set forth in the applicable stock option agreement; provided, however, that no Stock Option shall be exercisable after the expiration of ten
(10) years from the date the Stock Option is granted.

               (d) Limitation on Exercise. If the Optionee ceases to be a director for any reason except death, the Optionee may exercise his or her Stock Options, to the extent (and only to the extent) that they are exercisable on the date of termination until the expiration dates of the Stock Options, which shall be ten (10) years from the dates the Stock Options are granted. If the Optionee ceases to be a director because of death, the Optionee's legal representative may exercise his or her Stock Options to the extent (and only to the extent) that they are exercisable on the date of termination, within twelve (12) months after the date of termination, but not after the expiration of ten (10) years from the date the Stock Options are granted. To the extent an Optionee or an Optionee's legal representative was not entitled to exercise a Stock Option at the date of termination, or if an Optionee or an Optionee's legal representative does not exercise such Stock Option to the extent so entitled within the time specified herein, the Stock Option shall terminate unless as otherwise provided in the applicable stock option agreement.

Section 7.  Modification, Extension and Renewal of Stock Options

         The Administrator shall have the power to modify, extend or renew outstanding Stock Options and to authorize the grant of new Stock Options in substitution therefor, provided that any such action may not, without the written consent of an Optionee, impair any rights under any Stock Option previously granted except as provided in Section 3 hereof. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Administrator shall not have the power to reduce the exercise price of outstanding Stock Options.

Section 8.  Privileges of Stock Ownership

         No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to a Stock Option until such Stock Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. Upon written request, the Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are released by the Company to its common shareholders generally.

Section 9.  No Obligation to Employ

         Nothing in this Plan nor any Stock Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, as a director of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

Section 10.  Change in Control; Assumption of Stock Options by Successors

         In the event of a Change in Control, any or all outstanding Stock Options shall, unless otherwise provided in an applicable stock option agreement or other agreement, accelerate and become exercisable in full upon the occurrence of the Change in Control and shall expire immediately following the occurrence of the Change in Control. To the extent required by applicable law, the aggregate Fair Market Value of Incentive Stock Options which first become exercisable in the year of such Change in Control cannot exceed $100,000, and any remaining accelerated options shall be treated as Non-Qualified Stock Options.

Section 11.  Adoption and Shareholder Approval

         This Plan shall become effective on April 23, 2001, the date the Plan was adopted by the Board (the "Effective Date"). This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan was adopted by the Board. Upon the Effective Date, the Board may grant Stock Options pursuant to this Plan; provided that, in the event that shareholder approval is not obtained within the time period provided herein, all Stock Options granted hereunder shall terminate. No Stock Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Stock Options granted pursuant to such increase shall similarly terminate if such shareholder approval is not obtained.

Section 12.  Term of Plan

         Stock Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

Section 13.  Amendment or Termination of Plan

         Subject to Section 7 above, the Administrator may at any time terminate or amend this Plan in any respect, including but not limited to, amendment of any form of grant, exercise agreement or instrument to be executed pursuant to this Plan; provided, however, that the Administrator shall not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder, to the extent the Administrator intends the Plan to comply with such foregoing requirement or law.

Section 14.  Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an Optionee by the Company, nothing contained herein shall give any Optionee or persons any rights that are greater than those of a general creditor of the Company.

                                   Exhibit C
                                   ---------

                          GENELABS TECHNOLOGIES, INC.

                       2001 EMPLOYEE STOCK PURCHASE PLAN

              Adopted by the Board of Directors on April 23, 2001


1.       ESTABLISHMENT OF PLAN

         The purpose of the Genelabs Technologies, Inc. 2001 Employee Stock Purchase Plan (the "Plan") is to grant options for purchase of common stock, no par value (the "Common Stock") of Genelabs Technologies, Inc. (the "Company") to eligible employees of the Company and its Subsidiaries (as hereinafter defined). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 4,000,000 shares of the Company's Common Stock are reserved for issuance under the Plan subject to certain adjustments as provided under Section 14 of the Plan.

2.       PURPOSE

         The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.       ADMINISTRATION

         This Plan shall be administered by the Administrator. For purposes of this plan, the "Administrator" shall mean the Board, or if and to the extent the Board does not administer the Plan, a committee appointed by the Board (the "Committee"). If the Committee is not comprised of "disinterested persons" ("Disinterested Persons") as defined in Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time the Company is registered under the Exchange Act, unless otherwise determined by the Administrator, the Administrator shall appoint a Committee consisting of not less than three (3) persons (who need not be members of the Board), each of whom is a Disinterested Person. After registration of the Company under the Exchange Act, unless otherwise determined by the Administrator or the Board, Committee members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Committee. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Administrator and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4.       ELIGIBILITY

         Any employee of the Company or the Subsidiaries is eligible to participate in the Plan except the following:

         (a) employees who are not employed by the Company or Subsidiaries on the day before the Offering Date (as hereinafter defined);

         (b) employees who are customarily employed for less than twenty (20) hours per week;

         (c) employees who are customarily employed for less than five (5) months in a calendar year; or

         (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5.       OFFERING DATES

         The offering periods of the Plan (each, an "Offering Period") shall be of twenty-four (24) months duration commencing on January 1 and July 1 of each year and ending on June 30 and December 31 of each year. Each Offering Period shall consist of four (4) six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the participants are accumulated under the Plan. The first business day of each Offering Period is referred to as the "Offering Date." The last business day of each Purchase Period is referred to as the "Purchase Date." Notwithstanding the foregoing, if the fair market value of the Company's Common Stock on any Purchase Date is equal to or is less than such fair market value on an Offering Date, then the Offering Period(s) for such Offering Date(s) shall immediately terminate and a new Offering Period shall commence for those employees participating in such terminated Offering Period(s) (See also Section 11(c) hereof). The Administrator shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.       PARTICIPATION IN THE PLAN

         Eligible employees may become participants in an Offering Period under the Plan upon the commencement of the next Purchase Period after satisfying the eligibility requirements by delivering a subscription agreement to the Company's or Subsidiary's (whichever employs such employee) Treasury Department (the "Treasury Department") not later than the business day before such Offering Period begins unless an earlier time for filing the subscription agreement authorizing payroll deductions is set by the Administrator for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing a subscription agreement with the Treasury Department not later than the business day preceding the beginning of a subsequent Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the next Offering Period unless the employee withdraws from the Plan or terminates further participation in a Purchase Period as set forth in Section 11 hereof. Such participant is not required to file any additional subscription agreement in order to continue participation in the Plan.

7.       GRANT OF OPTION ON ENROLLMENT

         Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Purchase Period by the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the limitations provided under Sections 10(a) and 10(b) below. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

8.       PURCHASE PRICE

         The purchase price per share at which a share of Common Stock will be sold during any Offering Period shall be eighty-five percent (85%) of the lesser of:

         (a) The fair market value on the Offering Date; or

         (b) The fair market value on the Purchase Date.

         For purposes of the Plan, the term "fair market value" on a given date shall mean the closing price from the previous day's trading of a share of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or such other system or exchange to which the shares of the Company's Common Stock are admitted to trading or quotation, as determined by the Administrator.

9.       PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL
         DEDUCTIONS; ISSUANCE OF SHARES

         (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the participant's compensation in one percent (1%) increments not less than one percent (1%) nor greater than fifteen percent (15%), not to exceed $25,000 per year or such other limit set by the Administrator. Compensation shall mean all cash compensation including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Purchase Period unless sooner altered or terminated as provided in the Plan.

         (b) A participant may decrease (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Purchase Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during a Purchase Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Treasury Department a new authorization for payroll deductions not later than the business day before the beginning of such Purchase Period. An increase or decrease in a participant's payroll deduction does not start a new Offering Period.

         (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company or a Subsidiary, respectively, may be used by the Company or a Subsidiary, respectively, for any corporate purposes, and neither the Company nor a Subsidiary shall be obligated to segregate such payroll deductions.

         (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company or a Subsidiary, respectively, that the participant wishes to withdraw from that Purchase Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Purchase Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

         (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his or her option; provided, however, that the Administrator may deliver certificates to a broker or brokers that hold such certificate in a street name for the benefit of each such participant.

         (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10.      LIMITATIONS ON SHARES TO BE PURCHASED

         (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

         (b) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Purchase Period, the Administrator may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Administrator as set forth above.

         (c) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Administrator shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

         (d) Subject to the provisions of Section 9(d) hereof, any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Purchase Period, without interest.

11.      WITHDRAWAL

         (a) Each participant may withdraw from a Purchase Period under the Plan by signing and delivering to the Treasury Department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of a Purchase Period.

         (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Purchase Period, but he or she may participate in any Purchase Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

         (c) For an Offering Period in which a participant is enrolled, if the fair market value of the Company's Common Stock on the Purchase Date is less than it was on the Offering Date, the Company will automatically enroll such participant in the subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period.

12.      TERMINATION OF EMPLOYMENT

         Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided, however, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.      RETURN OF PAYROLL DEDUCTIONS

         In the event a participant's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Administrator, the Company shall promptly deliver to the participant all payroll deductions credited to his or her account. No interest shall accrue on the payroll deductions of a participant in the Plan.

14.      CAPITAL CHANGES; CHANGE IN CONTROL

         Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of a Change in Control of the Company, the Offering Periods shall terminate on such date as determined by the Administrator and all payroll deductions on such date shall be used to purchase such number of applicable shares of Common Stock unless otherwise provided by the Administrator. For purposes of this Plan, "Change in Control" means a change in the ownership or control of the Company, effected through any of the following events:

         (e) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company) is or becomes, after the Effective Date (as defined in Section 25 hereof), the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

         (f) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (g) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

         (h) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         The Administrator may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.      NONASSIGNABILITY

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.      REPORTS

         Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period.

17.      NOTICE OF DISPOSITION

         Each participant shall notify the Company if the participant disposes of any of the shares of Common Stock purchased in any Purchase Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within one year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.      NO RIGHTS TO CONTINUED EMPLOYMENT

         Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

19.      EQUAL RIGHTS AND PRIVILEGES

         All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Administrator, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20.      NOTICES

         All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.      SHAREHOLDER APPROVAL OF AMENDMENTS

         Any required approval by the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder. Such approval of an amendment shall be solicited at or prior to the first annual meeting of shareholders held subsequent to the grant of an option under the Plan to an employee of the Company. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by a majority of all of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by a majority of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Administrator determines, in its discretion after consultation with the Company's legal counsel, that such lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

22.      DESIGNATION OF BENEFICIARY

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.      CONDITIONS UPON ISSUANCE OF SHARES;
         LIMITATION ON SALE OF SHARES

         Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.      APPLICABLE LAW

         The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.      AMENDMENT OR TERMINATION OF THE PLAN

         This Plan shall be effective April 23, 2001 (the "Effective Date"), subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board and the Plan shall continue until the earlier to occur of termination by the Administrator, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. No purchase of shares of Common Stock pursuant to the Plan shall occur prior to such shareholder approval. The Administrator may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant without such participant's consent, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

         (a) increase the number of shares that may be issued under the Plan;

         (b) change the designation of the employees (or class of employees) eligible for participation in the Plan; or

         (c) constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.